                                   EXHIBIT 4.3





        THE BON-TON STORES, INC.  PROFIT SHARING/RETIREMENT SAVINGS PLAN


                  (Amended and Restated Effective July 1, 1994)

                                TABLE OF CONTENTS

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1.         DEFINITIONS ............................................................................      2
           (a)      Accrued Benefit ...............................................................      2
           (b)      Administrative Committee or Committee .........................................      2
           (c)      Administrator or Plan Administrator ...........................................      2
           (d)      Annual Additions ..............................................................      2
           (e)      Applicable Family Aggregation Rules ...........................................      2
           (f)      Board of Directors ............................................................      4
           (g)      Break in Service ..............................................................      4
           (h)      Code ..........................................................................      4
           (i)      Company .......................................................................      4
           (j)      Company Contribution Account ..................................................      4
           (k)      Company Stock .................................................................      4
           (l)      Compensation ..................................................................      4
           (m)      Direct Rollover ...............................................................      8
           (n)      Disability ....................................................................      8
           (o)      Distributee ...................................................................      9
           (p)      Eligible Retirement Plan ......................................................      9
           (q)      Eligible Rollover Distribution ................................................      9
           (r)      Early Retirement Date .........................................................     10
           (s)      Employee ......................................................................     10
           (t)      Entry Date ....................................................................     10
           (u)      ERISA .........................................................................     10
           (v)      Fiduciary .....................................................................     10
           (w)      Fund ..........................................................................     11
           (x)      Hour of Service ...............................................................     11
           (y)      Investment Category ...........................................................     14
           (z)      Investment Manager ............................................................     14
           (aa)     Limitation Year ...............................................................     15
           (bb)     Member ........................................................................     15
           (cc)     Normal Retirement Date ........................................................     15
           (dd)     Participating Company..........................................................     15
           (ee)     Plan ..........................................................................     15
           (ff)     Plan Year .....................................................................     16
           (gg)     Profit Sharing Contributions ..................................................     16
           (hh)     Profit Sharing Plan ...........................................................     16
           (ii)     Related Entity ................................................................     16
           (jj)     Restatement Effective Date ....................................................     17
           (kk)     Retirement Savings Plan .......................................................     17
           (ll)     Rollover Contribution Account .................................................     17
           (mm)     Salary Reduction Account ......................................................     17
           (nn)     Trust Agreement ...............................................................     18
           (oo)     Trustee .......................................................................     18
           (pp)     Valuation Date ................................................................     18
           (qq)     Voluntary Contribution Account ................................................     18
           (rr)     Year of Service ...............................................................     18

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2          ADMINISTRATION OF THE PLAN .............................................................     18
           (a)      ERISA Reporting and Disclosure by
                    Administrator .................................................................     18
           (b)      Administrative Committee ......................................................     19
           (c)      Multiple Capacities ...........................................................     19
           (d)      Committee Duties and Powers ...................................................     19
           (e)      Allocation of Fiduciary Responsibility ........................................     20
           (f)      Claims ........................................................................     22
           (g)      Fiduciary Compensation ........................................................     23
           (h)      Plan Expenses .................................................................     23
           (i)      Fiduciary Insurance ...........................................................     24
           (j)      Indemnification ...............................................................     24

3          PARTICIPATION IN THE PLAN ..............................................................     24
           (a)      Initial Eligibility ...........................................................     24
           (b)      Measuring Service .............................................................     25
           (c)      Commencement of Participation .................................................     26
           (d)      Termination and Requalification ...............................................     26
           (e)      Termination of Membership .....................................................     26

4          MEMBER AND PARTICIPATING COMPANY MATCHING
           CONTRIBUTIONS ..........................................................................     26
           (a)      Company Contributions .........................................................     26
           (b)      Deduction Limitation ..........................................................     27
           (c)      Allocation of Company Contributions and
                    Forfeitures ...................................................................     27
           (d)      Eligibility for Allocation ....................................................     28
           (e)      Forfeitures ...................................................................     29
           (f)      Salary Reduction Contributions ................................................     29
           (g)      Salary Reduction Contribution Limitations .....................................     30
           (h)      Salary Reduction Account ......................................................     35
           (i)      Compliance with Salary Reduction
                    Discrimination Tests ..........................................................     35
           (j)      Participating Company Matching
                    Contributions .................................................................     35
           (k)      Forfeitures ...................................................................     37
           (l)      Company Contribution Account ..................................................     37
           (m)      Non-Deductible Member Contributions ...........................................     37
           (n)      Compliance with Participating Company
                    Matching and Non-Deductible Member
                    Contributions Discrimination Tests ............................................     39
           (o)      Rollovers .....................................................................     39
           (p)      Payroll Taxes .................................................................     40

5          MAXIMUM CONTRIBUTIONS AND BENEFITS .....................................................     40
           (a)      Defined Contribution Limitation ...............................................     40
           (b)      Combined Limitation ...........................................................     41

                                      -ii-
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           (c)      Combined Limitation Computation ...............................................     42

6          ADMINISTRATION OF FUNDS ................................................................     44
           (a)      Asset Control .................................................................     44
           (b)      Member Elections ..............................................................     44
           (c)      No Member Election ............................................................     45
           (d)      Facilitation ..................................................................     45
           (e)      Valuations ....................................................................     46
           (f)      Allocation of Gain or Loss ....................................................     46
           (g)      Provisions Optional ...........................................................     47
           (h)      Bookkeeping ...................................................................     47
           (i)      Company Stock .................................................................     47
           (j)      Special Member Election .......................................................     49
           (k)      Adoption of Rules .............................................................     50

7          BENEFICIARIES AND DEATH BENEFITS .......................................................     50
           (a)      Designation of Beneficiary ....................................................     50
           (b)      Beneficiary Priority List .....................................................     51
           (c)      Explanation of Benefit ........................................................     52

8          BENEFITS FOR MEMBERS ...................................................................     52
           (a)      Retirement Benefit ............................................................     52
           (b)      Death Benefit .................................................................     53
           (c)      Disability Benefit ............................................................     54
           (d)      Termination of Employment Benefit .............................................     54
           (e)      Time of Forfeiture ............................................................     55
           (f)      Restoration of Forfeiture .....................................................     56
           (g)      Calculation of Accrued Benefit Attributable
                    to a Member's Shares of Company Stock .........................................     56
           (h)      Benefits Attributable to Profit Sharing
                    Contributions .................................................................     57

9          DISTRIBUTION OF BENEFITS ...............................................................     62
           (a)      Commencement ..................................................................     62
           (b)      Benefit Forms .................................................................     64
           (c)      Installments ..................................................................     67
           (d)      Annuity Purchases .............................................................     67
           (e)      Required Annuity ..............................................................     67
           (f)      Lump Sum Distributions ........................................................     69
           (g)      Withholding ...................................................................     69
           (h)      Compliance with Code Requirements .............................................     69
           (i)      Special Provisions Regarding Distributions ....................................     70
           (j)      Distribution of Company Stock in Kind .........................................     71
           (k)      Eligible Rollover Distributions ...............................................     71

10         IN-SERVICE DISTRIBUTIONS ...............................................................     71
           (a)      Age 59-1/2 ....................................................................     71
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                                      -iii-
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           (b)      Hardship ......................................................................     72
           (c)      Spousal Consent ...............................................................     74
           (e)      Accounting ....................................................................     74
           (f)      Emergency Distribution of Benefit
                    Attributable to Profit Sharing
                    Contributions .................................................................     74
           (g)      In-Service Distributions of Accrued
                    Benefit Attributable to Profit Sharing
                    Contributions for Part-Time Members ...........................................     75
           (h)      Other Provisions Pertaining to In-Service
                    Distributions Attributable to Profit Sharing
                    Contributions .................................................................     76

11         TITLE TO ASSETS ........................................................................     77

12         AMENDMENT AND TERMINATION ..............................................................     78
           (a)      Amendment .....................................................................     78
           (b)      Termination ...................................................................     78
           (c)      Conduct on Termination ........................................................     78

13         LIMITATION OF RIGHTS ...................................................................     79
           (a)      Alienation ....................................................................     79
           (b)      Qualified Domestic Relations Order
                    Exception .....................................................................     80
           (c)      Disclaimer of Rights ..........................................................     80

14         MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN
           ASSETS .................................................................................     81

15         PARTICIPATION BY RELATED ENTITIES ......................................................     81
           (a)      Commencement ..................................................................     81
           (b)      Termination ...................................................................     82
           (c)      Single Plan ...................................................................     82
           (d)      Delegation of Authority .......................................................     82

16         TOP-HEAVY REQUIREMENTS .................................................................     82
           (a)      General Rule ..................................................................     82
           (b)      Calculation of Top-Heavy Status ...............................................     82
           (c)      Definitions ...................................................................     83
           (d)      Combined Benefit Limitation ...................................................     87
           (e)      Vesting .......................................................................     87
           (f)      Minimum Contribution ..........................................................     88

17         MISCELLANEOUS ..........................................................................     89
           (a)      Incapacity ....................................................................     89
           (b)      Reversions ....................................................................     89
           (c)      Pronouns ......................................................................     90

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           (d)      Interpretation ................................................................     90
           (e)      Employee Data .................................................................     91
           (f)      Law Governing .................................................................     91

18         SPECIAL PROVISIONS REGARDING COMPANY STOCK .............................................     91
           (a)      Applicability .................................................................     91
           (b)      Instructions to Trustee .......................................................     91
           (c)      Trustee Action on Member Instructions .........................................     92
           (d)      Action With Respect to Participants Not
                    Instructing the Trustee or Not Issuing Valid
                    Instructions ..................................................................     92


                             APPENDIX A

4.  MEMBER AND PARTICIPATING COMPANY MATCHING
    CONTRIBUTIONS .................................................................................     94

           (i)      Compliance with Salary Reduction
                    Discrimination Tests ..........................................................     94
           (n)      Compliance with Participating Company
                    Matching and Non-Deductible Member
                    Contributions Discrimination Tests ............................................     99

         THE BON-TON STORES, INC. PROFIT SHARING/RETIREMENT SAVINGS PLAN

                  (Amended and Restated Effective July 1, 1994)



         S. GRUMBACHER & SON, a Pennsylvania corporation (the "Company"), established the S. Grumbacher & Son Retirement Savings Plan effective August 1, 1986 to provide benefits to its eligible Employees (as defined in the plan) and the eligible Employees of its subsidiaries which adopted the plan. The plan was amended from time to time, and was completely restated and redesignated as The Bon-Ton Stores, Inc. Retirement Savings Plan, effective January 1, 1989. The plan was further amended by Amendments No. 1 and No. 2 thereto, and amended and restated generally effective January 1, 1993.

         The Company has determined that it is desirable to combine The Bon-Ton Stores, Inc. Retirement Savings Plan (the "Retirement Savings Plan") and The Bon-Ton Stores, Inc. Profit Sharing Retirement Plan (the "Profit Sharing Plan") into a single plan, and does hereby redesignate such merged plan as the The Bon-Ton Stores, Inc. Profit Sharing/Retirement Savings Plan (the "Plan") and does further hereby amend and restate the Plan generally effective July 1, 1994.

          1.      DEFINITIONS

                  (a) "Accrued Benefit" shall mean on any date of determination the value of a Member's share of the Fund.

                  (b) "Administrative Committee" or "Committee" shall mean the individual or group of individuals designated pursuant to subsection 2(b) to control and manage the operation and administration of the Plan to the extent set forth herein.

                  (c) "Administrator" or "Plan Administrator" shall mean a plan administrator within the meaning of ERISA. The Company shall be the "Administrator".

                  (d) "Annual Additions" shall mean the sum for any Limitation Year of (i) employer contributions, (ii) employee contributions, (iii) forfeitures and (iv) amounts described in sections 415(l)(1) and 419A(d)(2) of the Code, which are allocated to the account of a Member under the terms of a plan subject to section 415 of the Code. "Annual Additions" shall include excess contributions as defined in section 401(k)(8)(B) of the Code, excess aggregate contributions as defined in section 401(m)(6)(B) of the Code and excess deferrals as described in section 402(g) of the Code, regardless of whether such amounts are distributed or forfeited. "Annual Additions" shall not include contributions made under subsection 4(o).

                  (e) "Applicable Family Aggregation Rules" shall mean the following rules: For purposes of determining the "actual deferral percentage" or "actual contribution percentage" of a

Member who is a "highly compensated employee", any amounts contributed to the Fund on behalf of such Member pursuant to subsection 4(f), subsections 4(j) and 4(m) and "compensation" of such Member shall include any amounts contributed to the Fund on behalf of "family members" pursuant to such subsection and "compensation" of "family members". Further, in the case of a "highly compensated employee" who is either a 5% owner or one of the ten most highly compensated employees, the "actual deferral percentage" or "actual contribution percentage" for the family group (which is treated as one highly compensated employee) is the greater of (A) the "actual deferral percentage" or "actual contribution percentage" (as the case may be) determined by combining the contributions and "compensation" of all eligible family members who are "highly compensated employees" without regard to family aggregation, and (B) the "actual deferral percentage" or "actual contribution percentage" (as the case may be) determined by combining the contributions and "compensation" of all eligible "family members". Except as provided in the preceding sentence, "family members" with respect to "highly compensated employees" shall be disregarded as separate employees in determining the "actual average deferral percentage" or "actual contribution percentage" both for Members who are not "highly compensated employees" and for Members who are "highly compensated employees". For the purpose of this subsection, a "family member" shall mean the spouse and the lineal ascendants and descendants (and spouses of such ascendants and descendants) of any Employee or former Employee.

                  (f) "Board of Directors" shall mean the Board of Directors of the Company.

                  (g) "Break in Service" shall mean a consecutive twelve-month computation period specified in the Plan in which an Employee is credited with not more than 500 Hours of Service.

                  (h) "Code" shall mean the Internal Revenue Code of 1986, as amended, and the same as may be amended from time to time.

                  (i) "Company" shall mean the Bon-Ton Stores, Inc., a Pennsylvania corporation, formerly known as S.Grumbacher & Son.

                  (j) "Company Contribution Account" shall mean the portion of the Member's Accrued Benefit derived from Participating Company matching contributions allocated under subsection 4(j) and forfeitures allocated under subsection 4(k) hereof, adjusted as provided in subsection 4(l).

                  (k) "Company Stock" shall mean The Bon-Ton Stores, Inc. Common Stock.

                  (l) "Compensation" in general shall mean the cash remuneration for personal services payable to an Employee by a Participating Company from and after the date he becomes eligible to participate in this Plan. "Compensation" shall include amounts which an Employee elects to have withheld from his cash remuneration for services to provide benefits under this Plan and any plan which meets the requirements of section 125 of the Code. "Compensation" shall not include expense reimbursements, the value of fringe benefits or perquisites, or similar items.

                           For purposes of the salary reduction contribution
limitations contained in section 4(g), "compensation" shall mean compensation within the meaning of section 415(c)(3) of the Code, including elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity.

                           For purposes of compliance with the salary
reduction discrimination test set forth in section 4(i), and compliance with participating company matching and non-deductible member contributions discrimination tests set forth in section 4(n), "compensation" means compensation for service performed for a Participating Company which is currently includable in gross income or which is excludable from gross income pursuant to an election under a qualified cash or deferred arrangement under section 401(k) of the Code or a cafeteria plan under section 125 of the Code.

                           For purposes of the Code limitations set forth in
section 5, "compensation" for a Limitation Year shall mean the sum of (i) amounts paid by a Participating Company or a Related Entity to the Member with respect to personal services rendered by the Member, (ii) earned income of a self-employed person with respect to a Participating Company or a Related Entity, (iii) amounts received by the Member (A) through accident or health insurance or under an accident or health plan maintained or contributed to by a Participating Company or a Related Entity and which are includable in the gross income of the Member, (B) through a plan contributed to by a Participating Company or a Related Entity providing payments in lieu of wages on account of a Member's permanent and total disability, or (C) as a moving expense allowance paid by a Participating Company or a Related Entity and which are not deductible by the Member for federal income tax purposes, (iv) the value of a non-statutory stock option granted by a Participating Company or a Related Entity to the Member to the extent included in the Member's gross income for the taxable year in which it was granted, and (v) the value of property transferred by a Participating Company or a Related Entity to the Member which is includable in the Member's gross income due to an election by the Member under section 83(b) of the Code. Compensation shall not include (i) contributions made by a Participating Company or Related Entity to a deferred compensation plan to the extent that, before application of the limitations of section 415 of the Code to the plan, such contributions are not includable in the Member's gross income for the taxable year in which contributed, (ii) Participating Company or Related Entity contributions made on behalf of a Member to a simplified employee pension plan to the extent they are deductible by the Member under section 219(b) of the Code, (iii) distributions from a deferred compensation plan (except from an unfunded nonqualified plan when includible in gross income), (iv) amounts realized from the exercise of a nonqualified stock option, or when restricted stock (or property) held by a Member either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (v) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified or incentive stock option, and (vi) other amounts which receive special tax benefits, such as premiums for group term life insurance (to the extent excludable from gross income) or Participating Company or Related Entity contributions towards the purchase of an annuity contract described in section 403(b) of the Code.

                           In addition to other applicable limitations set
forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, the annual compensation of each Employee taken into account under the Plan shall not exceed $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost- of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the $150,000 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12. For purposes of the foregoing $150,000 limitation, if any Employee is a member of a "family unit" (as defined below) with an Employee who is a "highly compensated employee" (as defined in section 414(q) of the Code) and either (i) a 5% owner of the Company, or (ii) one of the ten highest paid employees of the Company, then the members of such family unit will be treated as a single Employee with one "Compensation" and the $150,000 limitation set forth above shall be allocated among the members of such family unit in the proportion that each member's compensation bears to the compensation of all members in the family unit. For purposes of this subsection, "family unit" means, with respect to any Employee, such Employee's spouse and lineal descendants who have not attained age 19 before the close of the Plan Year.

                           Any reference in this Plan to the limitation under
section 401(a)(17) of the Code shall mean the $150,000 annual compensation limit set forth in the preceding paragraph.

                  (m) "Direct Rollover" shall mean a payment by the plan to the Eligible Retirement Plan specified by the Distributee.

                  (n) "Disability" shall mean a medically determinable physical or mental impairment of a permanent nature which prevents a Member from performing his customary employment duties without endangering his health. "Disability" shall be determined by the Committee, in its absolute discretion, on the basis of such medical evidence as the Committee deems necessary or desirable.

                  (o) "Distributee" shall mean an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

                  (p) "Eligible Retirement Plan" shall mean an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

                  (q) "Eligible Rollover Distribution" shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the

Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                  (r) "Early Retirement Date" shall mean any date after a Member attains age 55.

                  (s) "Employee" shall mean each and every person employed by a Participating Company or a Related Entity. The term "Employee" shall also include a person who is a "leased employee" (within the meaning of section 414(n)(2) of the Code) with respect to a Participating Company or a Related Entity except that no person who is a "leased employee" shall be eligible to participate in this Plan or be deemed an "Employee" for purposes of eligibility to participate.

                  (t) "Entry Date" shall mean the first day of each January and each July.

                  (u) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the same as may be further amended from time to time.

                  (v) "Fiduciary" shall mean a person who, with respect to the Plan, (i) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control with respect to management or disposition of the Plan's assets, (ii) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan, or has any authority or responsibility to do so, or (iii) has any discretionary authority or discretionary responsibility in the administration of the Plan.

                  (w) "Fund" shall mean the assets of the Plan. All Investment Categories shall be part of the Fund.

                  (x) "Hour of Service"

                           (i) General Rule.  "Hour of Service" shall mean each
hour (A) for which an Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity for the performance of duties or (B) for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by a Participating Company or a Related Entity. These hours shall be credited to the Employee for the period or periods in which the duties were performed or to which the award or agreement pertains irrespective of when payment is made. The same hours shall not be credited under both (A) and (B) above.

                           (ii) Paid Absences.  An Employee shall also be
credited with one Hour of Service for each hour for which the Employee is directly or indirectly paid, or entitled to payment, by a Participating Company or a Related Entity on account of a period during which no duties are performed due to vacation, holiday, illness, incapacity, disability, layoff, jury duty or authorized leave of absence for a period not exceeding one year for any reason in accordance with a uniform policy established by the Committee; provided, however, not more than 501 Hours of Service shall be credited to an Employee under this sentence on account of any single, continuous period during which the Employee performs no duties and provided, further, that no credit shall be given if payment (A) is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation, unemployment compensation or disability insurance laws or
(B) is made solely to reimburse an Employee for medical or medically related expenses incurred by the Employee.

                           (iii) Maternity/Paternity.  For purposes of
subsection 1(g), an Employee shall also be credited with one Hour of Service for each hour that otherwise would normally have been credited to the Employee but during which such Employee is absent from work for any period (A) by reason of the Employee's pregnancy, (B) by reason of the birth of the Employee's child,
(C) by reason of the placement of a child with such Employee in connection with an adoption of such child by the Employee or (D) for purposes of caring for a child for a period beginning immediately following birth or placement, provided that an Employee shall be credited with no more than 501 Hours of Service on account of any single continuous period of absence by reason of any such pregnancy, birth or placement and provided further that Hours of Service credited to an individual on account of such a period of absence shall be credited only for the Break in Service computation period in which such absence begins if an Employee would otherwise fail to be credited with 501 or more Hours of Service in such period or, in any other case, in the immediately following computation period.

                           (iv) Military. An Employee shall also be credited
with one Hour of Service for each hour during which the Employee is absent on active duty in the military service of the United States under leave of absence granted by a Participating Company or a Related Entity or when required by law, provided he returns to employment with a Participating Company or a Related Entity within 90 days after his release from active duty or within such longer period during which his right to reemployment is protected by law.

                           (v) Miscellaneous.  For purposes of this
subsection 1(x), the regulations issued by the Secretary of Labor at 29 CFR
Section 2530.200b - 2(b) and (c) are incorporated by reference. Nothing herein shall be construed as denying an Employee credit for an "Hour of Service" if credit is required by separate federal law.

                           (vi) Equivalencies.  If, for Plan purposes, an
Employee's records are kept on other than an hourly basis as described above, the Committee, according to uniform rules applicable to a class of Employees, may apply the following equivalencies for purposes of crediting Hours of Service:

                                                Credit Granted to Individual if
Basis Upon Which                                Individual Earns One or More
Records are Maintained                          Hours of Service During Period
----------------------                          --------------------------------
Shift                                           Actual hours for full shift
Day                                             10 Hours of Service
Week                                            45 Hours of Service
Semi-monthly Payroll Period                     95 Hours of Service
Months of Employment                            190 Hours of Service

                           (y) "Investment Category" shall mean any separate
investment fund which is made available under the terms of the Plan.

                           (z) "Investment Manager" shall mean any Fiduciary
(other than a Trustee) who;

                                    (i) has the power to manage, acquire, or
dispose of any asset of the Plan:

                                    (ii) is:

                                             (A) registered as an investment
adviser under the Investment Advisers Act of 1940;

                                             (B) a bank, as defined in that Act;
or

                                             (C) an insurance company qualified
to perform services described in subsection 1(z)(i) above under the laws of more than one state; and

                                    (iii) has acknowledged in writing that he is
a Fiduciary with respect to the Plan.

                           (aa) "Limitation Year" shall mean the consecutive
twelve-month period commencing on February 1st and ending on January 31st. Effective February 1, 1988, the "Limitation Year" shall mean the consecutive twelve-month period commencing on January 1st and ending on the following December 31st.

                           (bb) "Member" shall mean (i) each and every Employee
of a Participating Company who satisfies the requirements for participation under section 3 hereof and who elects that amounts be withheld from his Compensation under subsection 4(f) and (ii) each other person who has an Accrued Benefit held under the Plan. For purposes of subsection 4(o), "Member" shall also mean each and every Employee of a Participating Company who would be eligible to participate in the Plan if he satisfied the age and service requirements of subsection 3(a).

                           (cc) "Normal Retirement Date" shall mean the date on
which a Member attains age 65.

                           (dd) "Participating Company" shall mean each Related
Entity with respect to the Company which adopts this Plan pursuant to section
15. The term shall also include the Company, unless the context otherwise requires.

                           (ee) "Plan" shall mean the Bon-Ton Stores, Inc.
Profit Sharing/Retirement Savings Plan as amended and restated generally effective January 1, 1994, as set forth herein, and the same as may be amended from time to time.

                           (ff) "Plan Year" shall mean the consecutive
twelve-month period commencing on January 1st and ending on December 31st.

                           (gg) "Profit Sharing Contributions" shall mean
contributions to the Plan under section 4(a) and any contribution under the Profit Sharing Plan taken into account in determinating a Member's Accrued Benefit.

                           (hh) "Profit Sharing Plan" shall mean The Bon-Ton
Stores, Inc. Profit Sharing Retirement Plan.

                           (ii) "Related Entity" shall mean (i) all corporations
which are members with a Participating Company in a controlled group of corporations within the meaning of section 1563(a) of the Code, determined without regard to sections 1563(a)(4) and (e)(3)(C) of the Code, (ii) all trades or businesses (whether or not incorporated) which are under common control with a Participating Company as determined by regulations promulgated under section 414(c) of the Code, (iii) all trades or businesses which are members of an affiliated service group with a Participating Company within the meaning of section 414(m) of the Code and (iv) any entity required to be aggregated with the Company under regulations prescribed under section 414(o) of the Code (to the extent provided in such regulations); provided, however, for purposes of section 5, the definition shall be modified to substitute the phrase "more than 50%" for the phrase "at least 80%" each place it appears in section 1563(a)(1) of the

Code. Furthermore, for purposes of crediting Hours of Service for eligibility to participate and vesting, service performed as a "leased employee", within the meaning of section 414(n) of the Code, of a Participating Company or a Related Entity shall be treated as Hours of Service performed for such Participating Company or Related Entity. For Employees on October 1, 1987, Allied Stores Corporation, a Delaware corporation, and entities which are "related entities" (as defined above) with respect to it, shall be deemed a Related Entity for all periods prior to October 1, 1987. An entity is a Related Entity only during those periods in which it is included in a category described in this subsection.

                           (jj) "Restatement Effective Date" shall mean July 1,
1994.

                           (kk) "Retirement Savings Plan" shall mean The Bon-Ton
Stores, Inc. Retirement Savings Plan

                           (ll) "Rollover Contribution Account" shall mean the
portion of the Member's Accrued Benefit derived from contributions made under subsection 4(o) hereof, adjusted as provided under such subsection.

                           (mm) "Salary Reduction Account" shall mean the
portion of the Member's Accrued Benefit derived from contributions made under subsection 4(f) hereof, adjusted as provided under subsection 4(h).

                           (nn) "Trust Agreement" shall mean the agreement
between the Company and the Trustee under which the Fund is held.

                           (oo) "Trustee" shall mean such person, persons or
corporate fiduciary designated pursuant to subsection 6(a) to manage and control the Fund pursuant to the terms of the Plan and the Trust Agreement.

                           (pp) "Valuation Date" shall mean the last business
day of the Plan Year and the last business day of each calendar quarter in a Plan Year. If the Fund or any Investment Category is invested in a manner which permits daily valuation of a Member's Accrued Benefit therein without incremental cost or the Committee otherwise directs, then for purposes of section 6 and section 8, "Valuation Date" shall mean the date on which the Member's investment election is executed or Accrued Benefit is distributed, as the case may be.

                           (qq) "Voluntary Contribution Account" shall mean the
portion of the Member's Accrued Benefit derived from contributions made under subsection 4(m) hereof, adjusted as provided under such subsection.

                           (rr) "Year of Service" shall mean a consecutive
twelve-month computation period specified in the Plan in which an Employee is credited with at least 1,000 Hours of Service.

                  2. ADMINISTRATION OF THE PLAN

                           (a) ERISA Reporting and Disclosure by Administrator.
The Administrator shall file all reports and distribute to Members and beneficiaries reports and other information required under ERISA or the Code.

                           (b) Administrative Committee. The Company, through
its Board of Directors, shall designate an Administrative Committee which shall have the authority to control and manage the operation and administration of the Plan. If the Committee consists of more than two members, it shall act by majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisers, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Committee may remove, with or without cause, any delegate or adviser designated by it.

                           (c) Multiple Capacities. Any person may serve in more
than one fiduciary capacity (including service both as Trustee and Committee member).

                           (d) Committee Duties and Powers. The responsibility
to control and manage the operation and administration of the Plan shall include, but shall not be limited to, the performance of the following acts:

                                    (i) the filing of all reports required of
the Plan, other than those which are the responsibility of the Administrator;

                                    (ii) the distribution to Members and
beneficiaries of all reports and other information required of the Plan, other than reports and information required to be distributed by the Administrator;

                                    (iii) the keeping of complete records of the
administration of the Plan;

                                    (iv) the promulgation of rules and
regulations for the administration of the Plan consistent with the terms and provisions of the Plan and the Trust Agreement; and

                                    (v) the interpretation of the Plan,
including the determination of any questions of fact arising under the Plan and the making of all decisions required by the Plan.

The Committee's interpretation of the Plan and any actions and decisions taken in good faith by the Committee based on its interpretation shall be final and conclusive. The Committee may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be expedient to carry the Plan into effect and shall be the sole judge of such expediency.

                           (e) Allocation of Fiduciary Responsibility. The Board
of Directors, the Administrator, the Committee, the Trustee and the Investment Manager (if any) possess certain specified powers, duties, responsibilities and obligations under the Plan and the Trust Agreement. It is intended under this Plan and the Trust Agreement that each be responsible solely for the proper exercise of its own functions and that each not be responsible for any act or failure to act of another, unless otherwise responsible as a breach of its fiduciary duty or for breach of duty by another Fiduciary under ERISA's rules of co-fiduciary responsibility. In general:

                                    (i) the Board of Directors is responsible
for appointing and removing the Committee and the Trustee and for amending or terminating the Plan and the Trust Agreement;

                                    (ii) the Committee is responsible for
administering the Plan, for adopting such rules and regulations as in the opinion of the Committee are necessary or advisable to implement and administer the Plan and to transact its business, and for providing a procedure for carrying out a funding policy and method consistent with the objectives of the Plan and the requirements of Title I of ERISA;

                                    (iii) the Company, as Administrator, is
responsible for discharging the statutory duties of a plan administrator under ERISA and the Code;

                                    (iv) the Trustee and the Investment Manager
(if any) are responsible for the management and control of the respective portions of the Fund over which they have control to the extent provided in the Trust Agreement; and

                                    (v) the Fiduciary appointing an Investment
Manager is responsible for the appointment and retention of the Investment Manager.

                           (f) Claims. If, pursuant to the rules, regulations or
other interpretations of the Plan, the Committee denies the claim of a Member or beneficiary for benefits under the Plan, the Committee shall provide written notice, within 90 days after receipt of the claim, setting forth in a manner calculated to be understood by the claimant:

                                    (i) the specific reasons for such denial;

                                    (ii) the specific reference to the Plan
provisions on which the denial is based;

                                    (iii) a description of any additional
material or information necessary to perfect the claim and an explanation of why such material or information is needed; and

                                    (iv) an explanation of the Plan's claim
review procedure and the time limitations of this subsection applicable thereto.

A Member or beneficiary whose claim for benefits has been denied may request review by the Committee of the denied claim by notifying the Committee in writing within 60 days after receipt of the notification of claim denial. As part of said review procedure, the claimant or his authorized representative may review pertinent documents and submit issues and comments to the Committee in writing. The Committee shall render its decision to the claimant in writing in a manner calculated to be understood by the claimant not later than 60 days after receipt of the request for review, unless special circumstances require an extension of time, in which case decision shall be rendered as soon after the sixty-day period as possible, but not later than 120 days after receipt of the request for review. The decision on review shall state the specific reasons therefor and the specific Plan references on which it is based.

                           (g) Fiduciary Compensation. A Committee member,
delegate, or adviser who already receives full-time pay from a Participating Company or a Related Entity shall serve without compensation for his services as such, but he shall be reimbursed pursuant to subsection 2(h) for any reasonable expenses incurred by him in the administration of the Plan. A Committee member, delegate, or adviser who is not already receiving full-time pay from a Participating Company or a Related Entity may be paid such reasonable compensation as shall be agreed upon.

                           (h) Plan Expenses. All expenses of administration of
the Plan shall be paid out of the Fund unless paid by a Participating Company. Brokerage or other commissions and transfer taxes shall be added to the cost or deducted from the sales price of the investments to which they relate unless they are paid by a Participating Company.

                  (i) Fiduciary Insurance. If the Committee so directs, the Plan shall purchase insurance to cover the Plan from liability or loss occurring by reason of the act or omission of a Fiduciary provided such insurance permits recourse by the insurer against the Fiduciary in the case of a breach of duty by such Fiduciary.

                  (j) Indemnification. The Company shall indemnify and hold harmless to the maximum extent permitted by its by-laws each Fiduciary who is an Employee or who is an officer or director of any Participating Company or any Related Entity from any claim, damage, loss or expense, including litigation expenses and attorneys' fees, resulting from such person's service as a Fiduciary of the Plan unless the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted wilful misconduct or recklessness.

         3.       PARTICIPATION IN THE PLAN

                  (a) Initial Eligibility. Each Employee of a Participating Company who was participating in the Retirement Savings Plan or the Profit Sharing Plan on the day before the Restatement Effective Date shall remain eligible to participate in the Plan. Each other Employee of a Participating Company shall be eligible to participate in the Plan on the Entry Date following attainment by such Employee of age 21 and completion by such Employee of one Year of Service provided he is then employed by a Participating Company. Notwithstanding the foregoing provisions of this subsection,

                           (i)      no Employee whose terms and conditions of
employment are determined by a collective bargaining agreement between employee representatives and a Participating Company shall be eligible to participate in the Plan unless such collective bargaining agreement provides to the contrary, in which case such Employee shall be eligible to participate upon compliance with such provisions for eligibility and participation as such agreement shall provide; and

                           (ii)     no Employee who has selected, or in the
future selects, a union shall become ineligible during the period between his selection of the union and the execution of the first collective bargaining agreement which covers him.

                  (b) Measuring Service. For purposes of measuring service to satisfy the eligibility provisions of subsection 3(a), the Year of Service computation period for an Employee shall begin with the date on which such Employee first is credited with an Hour of Service; provided, however, if an Employee is credited with less than 1,000 Hours of Service in such computation period, then subsequent computation periods shall begin with the first day of the Plan Year next following the date on which the Employee was first credited with an Hour of Service and continue on a Plan Year basis thereafter.

                  (c) Commencement of Participation. An Employee shall become a Member on the Entry Date next following his satisfaction of all applicable requirements and conditions of subsection 3(a) and his timely election authorizing amounts be withheld from his Compensation and be credited to his Salary Reduction Account under this Plan.

                  (d) Termination and Requalification. An Employee who has satisfied the service requirement of subsection 3(a) and who subsequently becomes ineligible for any reason shall requalify for participation on the date on which he is next credited with an Hour of Service in an eligible job classification under subsection 3(a) or, if later, on the Entry Date after he satisfies the age requirement.

                  (e) Termination of Membership. An Employee who becomes a Member shall remain a Member as long as he has an Accrued Benefit held under the Plan.

         4.       MEMBER AND PARTICIPATING COMPANY MATCHING CONTRIBUTIONS

                  (a) Company Contributions. For each Plan Year the Company shall make contributions to the Fund in such amounts as the Company, in its absolute discretion, shall determine; provided, however, the contributions shall not exceed any applicable limitation of section 4 or 5. The Company shall either
(i) designate the payment in writing to the Trustee as a payment on account of the Plan Year which ends coincident with its taxable year or (ii) claim such payment as a deduction on its federal income tax return for its taxable year ending coincident with the end of the Plan Year for which the contribution was made. The contribution shall be paid on or before the date (including any extensions thereof) on which the Company is required to file its federal income tax return for such taxable year. Any contributions made under this subsection 4(a) and any portion of a Member's Accrued Benefit attributable to contributions for the benefit of such Member under the Profit Sharing Plan are referred to herein as "Profit Sharing Contributions."

                  (b) Deduction Limitation. The Profit Sharing Contribution of the Company to the Fund for any Plan Year shall not exceed the maximum amount deductible by it for the taxable year ended coincident with such Plan Year under applicable provisions of the Code determined after deduction of all other contributions to qualified retirement plans (within the meaning of the Code).

                  (c) Allocation of Company Contributions and Forfeitures. As of the end of each Plan Year, the Trustee shall allocate to the Accrued Benefits of the Members listed in subsection 4(d), (i) any amounts contributed as Profit Sharing Contributions by the Company to the Fund with respect to such Plan Year plus (ii) any amounts which have been forfeited pursuant to the provisions of subsections 8(d) and 8(e) hereof on or before the last day of such Plan Year. The amount allocated to each such Member shall be determined by the ratio which the sum of each such Member's (i) Compensation for the Plan Year plus (ii) Compensation in excess of the amount equal to 40% of the Social Security Taxable Wage Base ("Wage Base") in effect under section 230 of the Social Security Act for such Plan Year is to the sum of all Members' (i) Compensation plus (ii) Compensation in excess of the amount equal to 40% of the Wage Base. However, the maximum amount which may be allocated to any Member under the preceding sentence shall be the product which results from multiplying 4.3% by the sum of the Member's (i) Compensation for the Plan Year plus (ii) Compensation in excess of the amount equal to 40% of the Wage Base for the Plan Year rounded up to the nearest $100. The balance of the contribution, if any, after the application of the preceding limitation, shall be allocated according to the ratio which the Compensation for the Plan Year of each such eligible Member bears to the Compensation of all such eligible Members.

                  (d) Eligibility for Allocation. The following Members shall be entitled to share in the allocation of Profit Sharing Allocations for a Plan Year:

                           (i)      Members who retired during the Plan Year
pursuant to subsection 8(a);

                           (ii)     Members who died during the Plan Year;

                           (iii)    Members who terminated employment due to
Disability during the Plan Year; and

                           (iv)     Members who both completed a Year of Service
during the Plan Year and were employed by the Company or a Related Entity on the last business day of the Plan Year; provided, however, that a Member who has attained age 55, completed a Year of Service during the Plan Year and completed twenty (20) Years of Service with the Company shall be entitled to share in the allocation for the Plan Year even if not employed by the Company or a Related Entity on the last business day of such Plan Year.

                  (e) Forfeitures. Any portion of the Accrued Benefits of Members which have been forfeited pursuant to the provisions of subsections 8(d) and 8(e) hereof shall be applied to increase Company contributions. If the Plan should terminate with any forfeitures not allocable under this section 4 in the Plan Year in which the Plan terminates, such forfeitures shall be distributed to the Members or former Members from whose Accrued Benefits the forfeitures arose.

                  (f) Salary Reduction Contributions. Each Employee who becomes eligible to participate under subsection 3(a) may contribute any whole percentage, from and including 1% up to and including 15%, of his Compensation as he shall elect in writing on a form prescribed by the Committee. The election to contribute may be effective as soon as administratively feasible following the January 1, April 1, July 1 or October 1 occurring after such election, for Compensation after such date. Such contribution shall be accomplished through direct reduction of pay after the election is in effect. A Member may elect (i) to increase or decrease his contribution no more than four times a year, in connection with the foregoing quarterly dates, with any such change to be effective as soon as practicable after the quarterly date following receipt of notice of change by the Committee or (ii) to discontinue his contributions effective as soon as practicable following receipt of notice of discontinuance by the Committee. All elections shall be made in writing on a form prescribed therefor and shall be subject to timely delivery to the Committee. The Participating Companies shall pay over to the Fund all contributions made under this subsection at such time or times as the Company shall determine. Contributions made by the Participating Companies under this subsection shall be allocated to the Salary Reduction Accounts of the Members from whose Compensation the contributions were withheld in an amount equal to the amount withheld. Such contributions shall be deemed to be employer contributions made on behalf of Members to a qualified cash or deferred arrangement (within the meaning of section 401(k)(2) of the Code).

                  (g) Salary Reduction Contribution Limitations. Contributions under subsection 4(f) shall be limited as provided below.

                           (i)      Exclusion Limit. The maximum amount of
contribution which any Member may make in any calendar year under subsection 4(f) is $7,000 (or such increased annual amount resulting from a cost of living adjustment pursuant to sections 402(g)(5) and 415(d)(1) of the Code), reduced by the amount of elective, pre-tax deferrals by such Member under all other plans, contracts or arrangements of any Participating Company or Related Entity. If the contribution under subsection 4(f) for a Member for any calendar year exceeds $7,000 (or such increased annual amount resulting from an adjustment described above), the Committee shall direct the Trustee to distribute the excess amount (plus any income and minus any loss allocable to such amount) to the Member not later than the March 15th following the close of such calendar year. If (A) a Member participates in another plan which includes a qualified cash or deferred arrangement, (B) such Member contributes in the aggregate more than the exclusion limit under subsection 4(f) of this Plan and the corresponding provisions of the other plan and (C) the Member notifies the Committee not later than the March 1st following the close of such calendar year of the portion of the excess the Member has allocated to this Plan, then the Committee shall direct the Trustee to distribute to the Member not later than March 15th following the close of such calendar year the excess amount (plus any income and minus any loss allocable to such amount) which the Member allocated to this Plan.

                           (ii)     Discrimination Test Limits. The Committee
may limit the maximum amount of contribution for Members who are "highly compensated employees" (as defined below) to the extent it determines that such limitation is necessary to keep the Plan in compliance with section 401(a)(4) or section 401(k)(3) of the Code. Any limitation shall be effective for all payroll periods following the announcement of the limitation. For purposes of section 4 of the Plan, the term "highly compensated employee" shall mean an Employee who performs service during the "determination year" (as defined below) and is described in one or more of the following groups:

                                    (A)      an Employee who is a 5% owner, as
defined in section 416(i)(1)(A)(iii) of the Code, at any time during the "determination year" or the "look-back year" (as defined below);

                                    (B)      an Employee who receives
"compensation" (as defined below) in excess of $75,000 (or an increased amount resulting from a cost of living adjustment) during the "look-back year";

                                    (C)      an Employee who receives
"compensation" in excess of $50,000 (or an increased amount resulting from a cost of living adjustment) during the "look-back year" and is a member of the "top-paid group" (as defined below) for the "look-back year";

                                    (D)      an Employee who is an officer,
within the meaning of section 416(i) of the Code, during the "look-back year" and who receives "compensation" in the "look-back year" greater than 50% of the dollar limitation in effect under section 415(b)(1)(A) of the Code for the calendar year in which the "look-back year" begins;

                                    (E)      an Employee who is both described
in subsection (B), (C) or (D) above when they are modified to substitute the "determination year" for the "look-back year" and one of the 100 Employees who receive the most "compensation" from the employer during the "determination year"; or

                                    (F)      a former Employee who had a
"separation year" prior to the "determination year" and who was an active "highly compensated employee" for either such Employee's "separation year" (as defined below) or any "determination year" ending on or after the Employee's fifty-fifth birthday; provided, however, a former Employee who separated from service before January 1, 1987 will be included as a "highly compensated employee" only if he was a 5% owner (as defined in section 416(i)(1)(A)(iii) of the Code) or received "compensation" in excess of $50,000 (or an increased amount resulting from a cost of living adjustment) during (1) his "separation year" (or the immediately preceding year thereto) or (2) during any year ending on or after his fifty-fifth birthday (or the last year ending before such birthday).

                                    For purposes hereof, the following rules and
definitions shall apply:

                                    (A)      The "determination year" is the
Plan Year for which the determination of who is highly compensated is being made.

                                    (B)      The "look-back year" is the
12-month period immediately preceding the determination year, or, if the Company elects, the calendar year ending with or within the determination year.

                                    (C)      The "top-paid" group consists of
the top 20% of Employees ranked on the basis of "compensation" received during the year. For purposes of determining the number of Employees in the "top-paid" group, Employees described in section 414(q)(8) of the Code and Q & A 9(b) of section 1.414(q)-1T of the regulations thereunder are excluded.

                                    (D)      The number of officers is limited
to 50 (or, if lesser, the greater of three Employees or 10% of Employees).

                                    (E)      When no officer has "compensation"
in excess of 150% of the dollar limitation of section 415(c) of the Code, the highest paid officer is treated as highly compensated.

                                    (F)      Employers aggregated under section
414(b), (c), (m), or (o) of the Code are treated as a single employer.

                                    (G)      "Separation Year" is the
"determination year" in which an Employee separates from service.

                  (h) Salary Reduction Account. Each Member's salary reduction contributions, as adjusted for investment gain or loss and income or expense, constitute such Member's Salary Reduction Account. A Member shall at all times have a nonforfeitable interest in the portion of his Accrued Benefit derived from his Salary Reduction Account.

                           (i)      Compliance with Salary Reduction
Discrimination Tests.

                                    The text of subsection 4(i) appears in
Appendix A of the Plan.

                           (j)      Participating Company Matching Contributions

                                    (i)      Amount. The Company shall determine
whether, and to what extent, the Participating Companies shall make a matching contribution for any Plan Year. If the Company determines that a matching contribution shall be made, the Participating Companies shall make the matching contribution on account of each Member employed by a Participating Company or Related Entity on the last business day of the Plan Year who elected to contribute under subsection 4(f) for any payroll period in such Plan Year. The matching contribution shall be such percentage of the Member's contribution under subsection 4(f) as the Company in its absolute discretion shall determine; provided, however, the matching contribution shall not be applied to the Member's contribution under subsection 4(f) to the extent such contribution exceeds 5% of the Member's Compensation, or such greater percentage of the Member's Compensation as the Company may determine. Contributions made with respect to a Member under this subsection shall be allocated to his Company Contribution Account and shall be invested on behalf of such Member on the basis of the Member's investment elections, if any, that are in effect on the date such matching contribution is made. In no event shall the matching contribution for a Plan Year exceed any applicable limitation of section 4 or 5. The Participating Companies shall either (i) designate the payment in writing to the Trustee as a payment on account of the Plan Year which ends coincident with or during their taxable year or (ii) claim such payment as a deduction on their federal income tax return for such taxable year.

                                    (ii)     Payment Date. The Participating
Companies shall pay over to the Fund the contribution, if any, made under this subsection no later than the due date, including extensions, for filing the Participating Companies' federal income tax returns for the taxable year in which ended the Plan Year with respect to which such contributions are to be made.

                                    (iii)    Company Stock. The Participating
Companies may make any matching contribution provided for in this subsection 4(j) by the delivery to the Trustee of (A) Company Stock with a value equal to the amount of the matching contribution, (B) cash, or (C) a combination of Company Stock and cash, as the Company may determine in its sole discretion.

                  (k) Forfeitures. Amounts which have been forfeited from a Member's Company Contribution Account in any Plan Year pursuant to the provisions of subsection 4(n), 8(d) or 8(e) hereof shall be allocated among the Members who made salary reduction contributions under subsection 4(f) for the Plan Year in proportion to their respective contributions under subsection 4(f) for such Plan Year. Such amounts shall be treated as additions to the Member's Company Contribution Account.

                  (l) Company Contribution Account. The Participating Company matching contributions allocated to a Member under subsection 4(j) and forfeitures allocated to a Member under subsection 4(k) as adjusted for investment gain or loss and income or expense, shall constitute the Member's Company Contribution Account. A Member shall have a nonforfeitable interest in the portion of his Accrued Benefit derived from Participating Company matching contributions and reallocated forfeitures to the extent provided under subsection 8(d)(ii).

                  (m)      Non-Deductible Member Contributions

                           (i)      Amount. Each Member shall be eligible to
make non-deductible Member contributions to the Fund for such Plan Year in an amount not in excess of 15% of such Member's Compensation for the Plan Year (but not in excess of 5% of Compensation in the case of a Member who is a "highly compensated employee"). However, the permitted contribution under this subsection shall be reduced to the extent necessary to preclude the sum of the contributions made under subsections 4(f), 4(j) and this subsection from exceeding the limitations of subsection 5. To the extent feasible, any such excess shall be refunded by the Participating Companies to the Member before contribution to the Fund to the extent necessary to avoid reduction of the allocation provided for in subsection 5(a).

                           (ii)     Payment. Each Member's contribution pursuant
to this subsection for any Plan Year shall be made by payroll withholding or shall be paid to the Company in not more than two payments on or before the last day of the sixth month of the Plan Year and on or before the last day of the twelfth month of the Plan Year. All contributions shall be paid over by the Company to the Trustee within 30 days after receipt.

                           (iii)    Account. Each Member's non-deductible
contributions, as adjusted for investment gain or loss and income or expense, shall constitute such Member's Voluntary Contribution Account. A Member shall at all times have a nonforfeitable interest in the portion of his Accrued Benefit derived from his Voluntary Contribution Account.

                           (iv)     In-Service Distributions of Non-Deductible
Member Contributions. A Member may withdraw all or a portion of his contributions made pursuant to subsection 4(m) but not in excess of the value of the Member's Accrued

Benefit attributable thereto. Notwithstanding the foregoing, a married Member whose nonforfeitable Accrued Benefit exceeds $3,500 shall not be permitted to make a withdrawal without the written consent of his spouse witnessed by a notary public or member of the Committee. In the event a Member withdraws all or a portion of his contributions made under subsection 4(m), he shall be prohibited from making any further contribution to the Fund pursuant to subsection 4(m) for twelve full calendar months after receipt of the withdrawal. To the extent permitted under the Code, the withdrawal shall first be charged to the Member's contributions made prior to January 1, 1987, and then to investment gains on such contributions. Thereafter, the withdrawal shall be charged on a proportional basis according to the amount of the Member's contributions under this subsection which are made after December 31, 1986, and investment gains on such contributions.

                  (n) Compliance with Participating Company Matching and Non-Deductible Member Contributions Discrimination Tests.

                           The text of subsection 4(n) appears in Appendix A of
the Plan.

                  (o) Rollovers. A Member may contribute either (i) a "qualified total distribution" from a "qualified trust" (both within the meaning of section 402(a)(5)(E) of the Code) from another retirement plan or (ii) an individual retirement account consisting solely of a "qualified total distribution" from a "qualified trust" to the Fund. Any such rollover contributions, as adjusted for investment gain or loss and income or expense, constitute such Member's Rollover Contribution Account. A Member shall at all times have a nonforfeitable interest in the portion of his Accrued Benefit derived from his Rollover Contribution Account.

                  (p) Payroll Taxes. The Participating Companies shall withhold from the Compensation of the Members and remit to the appropriate government agencies such payroll taxes and income withholding as the Company determines is or may be necessary under applicable statutes or ordinances and the regulations and rulings thereunder.

         5.       MAXIMUM CONTRIBUTIONS AND BENEFITS

                  (a) Defined Contribution Limitation. In the event that the amount allocable to a Member from amounts contributed by the Participating Companies to the Fund in respect of any Plan Year would cause the Annual Additions allocated to any Member under this Plan plus the Annual Additions allocated to such Member under any other defined contribution plan maintained by a Participating Company or a Related Entity to exceed for any Limitation Year the lesser of (i) $30,000 (or, if greater, one-fourth of the dollar limitation in effect under subsection 415(b)(1)(A) of the Code for such Limitation Year) or
(ii) 25% of such Member's compensation (as defined in subsection 5(d)) for such Limitation Year, then such amount allocable to such Member shall be reduced after the application of the corresponding provisions of the Company's Profit Sharing Retirement Plan by the amount of such excess to determine the actual amount of the contribution allocable to such Member in respect of such Plan Year. The excess amount allocable to a Member's Accrued Benefit shall be held in a suspense account and shall be used to reduce contributions allocable to the Member for the next Limitation Year (and succeeding Limitation Years as necessary) provided the Member is covered by the Plan as of the end of the Limitation Year. However, if the Member is not covered by the Plan as of the end of the Limitation Year, then the excess amount shall be held unallocated in a suspense account and shall be allocated, after adjustment for investment gains or losses, among all Employees eligible to make contributions under subsection 4(f) for such Limitation Year as an equal percentage of their Compensation for such Limitation Year. No excess amount may be distributed to a Member or former Member.

                  (b) Combined Limitation. In addition to the limitation of subsection 5(a), if a Participating Company or a Related Entity maintains or maintained a defined benefit plan and the amount allocable to a Member in respect of any Plan Year would cause the amount allocated to any Member under all defined contribution plans maintained by any Participating Company or Related Entity to exceed the maximum allocation as determined in subsection 5(c), then such amount allocable to such Member shall be reduced by the amount of such excess. To the extent administratively feasible, the limitation of this subsection shall be applied to a Member's benefit payable from the defined benefit plan prior to reduction of the Member's Annual Additions under this Plan. The excess amount with respect to any Member shall be applied in accordance with subsection 5(a).

                  (c) Combined Limitation Computation. The maximum allocation is the amount of Annual Additions which may be allocated to a Member's benefit without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) to exceed 1.0 for any Limitation Year. The defined benefit plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the projected annual benefit of the Member under the plan determined as of the close of the Limitation Year and the denominator of which is the lesser of (i) the product of 1.25 multiplied by the maximum then permitted dollar amount of straight life annuity payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's normal retirement age and (ii) the product of 1.4 multiplied by the maximum permitted amount of straight life annuity, based on the Member's compensation, payable under the defined benefit plan maximum benefit provisions of the Code as a benefit commencing at the Member's normal retirement age. For purposes of this subsection 5(c), a Member's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the Member would be entitled under the terms of the defined benefit plan based on the assumptions that (i) the Member will continue employment until reaching his normal retirement age (or current age, if later) at a rate of compensation equal to that for the Limitation Year under consideration and (ii) all other relevant factors used to determine benefits under the plan for the Limitation Year under consideration will remain constant for future Limitation Years. The defined contribution plan fraction applicable to a Member for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions for all Limitation Years allocated to the Member as of the close of the Limitation Year and the denominator of which is the sum of the lesser, separately determined for each Limitation Year of the Member's employment with a Participating Company or Related Entity, of (i) the product of
1.25 multiplied by the maximum dollar amount of Annual Additions which could have been allocated to the Member under the Code for such Limitation Year and
(ii) the product of 1.4 multiplied by the maximum amount, based on the Member's compensation, of Annual Additions which could have been allocated to the Member for such Limitation Year.

         6.       ADMINISTRATION OF FUNDS

                  (a) Asset Control. The management and control of the assets of the Plan shall be vested in the Trustee, which Trustee shall be such person, persons or corporate fiduciary designated from time to time by the Company through its Board of Directors; provided, however, the Company, through its Board of Directors, or the Trustee may appoint one or more Investment Managers to manage, acquire or dispose of any assets of the Plan. The Committee shall instruct the Trustee or an Investment Manager to establish Investment Categories for selection by the Members or the Committee in accordance with the Plan, in which case the Committee may at any time add to or delete from the Investment Categories.

                  (b) Member Elections. In accordance with rules established by the Committee, each Member shall have the right to designate the Investment Category or Categories in which new contributions under section 4 allocated to such Member and prior balances in his accounts are invested. Any designation or change in designation of Investment Category shall be made in writing on forms provided by and submitted to the Committee. A Member may make changes of Investment Categories for new contributions under subsection 4(f) or subsection 4(m) and prior account balances effective as soon as administratively feasible after the first Valuation Date following timely delivery to the Committee of written notice of the change on the form prescribed for such notice. New contributions under subsection 4(j) and reallocated forfeitures under subsection 4(k) shall be invested in the same manner as under the election in effect for new contributions made under subsection 4(f) on the date the contribution is made or the forfeiture is physically reallocated. Any election of Investment Categories by any Member shall, on its effective date, cancel any prior election. The right to elect Investment Categories as set forth herein shall be the sole and exclusive investment power granted to a Member. In accordance with subsection 2(d), the Committee may promulgate separate accounting and administrative rules to facilitate the establishment or maintenance of an Investment Category.

                  (c) No Member Election. If a Member does not make a written election of Investment Category, the Committee shall direct that all amounts allocated to such Member be invested in the Investment Category which, in the opinion of the Committee, best protects principal.

                  (d) Facilitation. Notwithstanding any instruction from any Member for investment of funds in an Investment Category as provided for herein, the Trustee shall have the right to hold uninvested or invested in a short-term investment fund any amounts intended for investment or reinvestment until such time as investment may be made in accordance with section 6(b) or 6(c) and the Trust Agreement.

                  (e) Valuations. The Fund and each Investment Category shall be valued at fair market value as of each Valuation Date.

                  (f) Allocation of Gain or Loss. Any increase or decrease in the market value of each Investment Category of the Fund since the preceding Valuation Date, as computed pursuant to subsection 6(e), and all income collected, and expenses paid and realized profits and losses, shall be added to or deducted from the account of each Member in such Investment Category in the proportion that such Member's account balance as of the immediately preceding Valuation Date bears to the total of all Members' account balances in such Investment Category as of the immediately preceding Valuation Date; provided, however, such allocation for the first period following the establishment of an Investment Category shall be made based on the ratio that the amount allocated to each Member in such Investment Category in the period bears to the total amount allocated to such Investment Category in the period. Notwithstanding the foregoing, allocation shall not be required to the extent the Fund, or any Investment Category thereof, is administered in a manner which permits separate valuation of each Member's interest therein without separate incremental cost to the Plan or the Committee otherwise provides for separate valuation, and the portion of the Accrued Benefit of any Member which is attributable to an investment by that Member in Company Stock shall be separately valued and accounted for. The Committee and the Trustee shall adopt such rules and procedures as are required to account for investments in Company Stock on a Member-by-Member basis, rather than on a pooled fund basis.

                  (g) Provisions Optional. Nothing herein shall require the Committee to establish Investment Categories. If no Investment Categories are established, the Fund shall be administered as a unit.

                  (h) Bookkeeping. The Committee shall direct that separate bookkeeping accounts be maintained to reflect each Member's Salary Reduction Account, Company Contribution Account, Voluntary Contribution Account and Rollover Contribution Account.

                  (i)      Company Stock.

                           (1)      General. The Committee shall direct the
Trustee to establish an Investment Category consisting solely of Company Stock. All dividends or other distributions with respect to Company Stock shall be applied to purchase additional shares of Company Stock provided, however, that no fractional shares of Company Stock shall be so purchased. The Trustee may acquire Company Stock from any source, including the public market, in private transactions, from the Company's treasury shares or from authorized but unissued shares, as the Company shall direct. Company Stock purchased from the Company shall be based on the closing price of the common stock on the date preceding the date on which the purchase is made. Notwithstanding anything herein to the contrary, up to 100% of the assets of the Plan may be invested in qualifying employee securities (as defined in section 407(d)(5) of ERISA) in accordance with the provisions of section 408(e) of ERISA. In accordance with subsection 6(b), a Member may elect that (A) all or a portion of his Accrued Benefit be applied to purchase shares of Company Stock, or (B) all or a portion of his shares of Company Stock be liquidated for reinvestment. The Committee shall direct the Trustee to arrange for the elections, procedures and deadlines for Members to authorize Plan transactions in Company Stock and shall direct the Trustee to consummate all such purchase and sale transactions as soon as administratively practicable. Notwithstanding the foregoing, in the case of Members subject to the provisions of section 16 of the Securities Exchange Act of 1934 (the "1934 Act"), the Committee shall establish such rules and procedures as may be required in order for the Plan to satisfy the requirements of Rule 16b-3 of the 1934 Act.

                           (2)      Voting of Shares. Each Member may direct the
Trustee as to the manner in which the shares of the Company Stock attributable to the Member's shares of Company Stock are to be voted, valued as of the record date used to determine the eligibility of shareholders to vote Company Stock. Before each annual or special meeting of shareholders of the Company, there shall be sent to each Member a copy of the proxy solicitation material for each meeting, together with a form requesting instructions to the Trustee on how to vote the Company Stock attributable to the Member. Upon receipt of such instructions, the Trustee shall vote such shares as instructed. In lieu of voting Members' fractional shares as instructed by Members, the Trustee may vote the combined fractional shares of Company Stock to the extent possible to reflect the direction of Members with allocated fractional shares. The Trustee shall vote shares of Company Stock attributable to those Members from whom the Trustee received no valid instructions in the same manner and in the same proportion as the Company Stock attributable to those Members from whom the Trustee received valid voting instructions.

                  (j) Special Member Election. A Member who has attained age 55 on or before the last day of the Plan Year may elect in writing, in accordance with rules prescribed by the Committee, to have all or any portion of his Accrued Benefit segregated into an investment account the primary purpose of which is to protect and preserve principal. A Member may make such an election once in any Plan Year effective as of the last business day of June, or as soon as administratively possible. Any Member who has made an election under this section 6(c) shall be permitted to revoke such election by means of a written revocation in such form as may be prescribed by the Committee, effective as soon as administratively practicable following the receipt of such written revocation.

                  (k) Adoption of Rules. Notwithstanding anything to the contrary contained herein, the Committee may make such other rules for the administration of the Plan and may cause the Plan to be administered in such fashion as the Committee deems appropriate or necessary, including provisions for more frequent investment elections or reallocations, and special provisions relating investments in Company Stock, in order to comply with section 404(c) of ERISA.

         7.       BENEFICIARIES AND DEATH BENEFITS

                  (a) Designation of Beneficiary. Each Member shall have the right to designate one or more beneficiaries and contingent beneficiaries to receive any benefit to which such Member may be entitled hereunder in the event of the death of the Member prior to the complete distribution of such benefit by filing a written designation with the Committee on the form prescribed by the Committee. Such Member may thereafter designate a different beneficiary at any time by filing a new written designation with the Committee. Notwithstanding the foregoing, if a married Member (i) has not yet attained age 35 or (ii) designates a beneficiary other than his spouse, and his spouse does not consent to such designation in writing witnessed by a notary public or member of the Committee in a manner prescribed by the Committee, then the Member's spouse and the Member's designated beneficiary shall each receive a benefit based on 50% of the Member's Accrued Benefit. A spouse's consent given in accordance with the Committee's rules shall be irrevocable by the spouse with respect to the beneficiary then designated by the Member unless the Member makes a new beneficiary designation. Any written designation shall become effective only upon its receipt by the Committee. If the beneficiary designated pursuant to this subsection dies before the Member and the Member fails to make a new designation, then his beneficiary shall be determined pursuant to subsection 7(b). Notwithstanding the foregoing, to the extent provided in a qualified domestic relations order (within the meaning of section 414(p) of the Code) the former spouse of the Member shall be treated as the spouse of the Member for purposes of this subsection and the current spouse of the Member shall not be treated as the Member's spouse for such purposes.

                  (b) Beneficiary Priority List. If (i) a Member omits or fails to designate a beneficiary, (ii) the designated beneficiary does not survive the Member or (iii) the Committee determines that the Member's beneficiary designation is invalid for any reason, then the death benefits shall be paid to the Member's surviving spouse, or if the Member is not survived by his spouse, then to the Member's estate. If the Member's designated beneficiary dies after the Member but before distribution of benefits, then the death benefits shall be paid to the beneficiary's estate.

                  (c) Explanation of Benefit. The Committee shall provide to the Member within the "applicable period" a written explanation of the terms and conditions of the death benefit described in subsection 7(a), and of the rights of the Member's spouse with respect to the designation of an alternate beneficiary under such subsection. For purposes of this subsection 7(c) "applicable period" shall mean whichever of the following periods ends last:

                           (i)      the period beginning with the first day of
the Plan Year in which the Member attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Member attains age 35;

                           (ii)     a reasonable period after the Member
commences participation in the Plan; or

                           (iii)    in the case of a Member who separates from
service before attaining age 35, a reasonable period after such separation from service.

         8.       BENEFITS FOR MEMBERS

                  The following are the only post employment benefits provided by the Plan:

                  (a)      Retirement Benefit

                           (i)      Normal Retirement. Each Member who retires
on or after his Normal Retirement Date shall be entitled to a retirement benefit equal to 100% of the Member's Accrued

Benefit following his retirement as of the Valuation Date coincident with or next following his retirement.

                           (ii)     Late Retirement. A Member who continues
employment beyond his Normal Retirement Date shall continue to participate in the Plan. A Member shall have a nonforfeitable right to 100% of his Accrued Benefit upon attainment of his Normal Retirement Date.

                  (b)      Death Benefit

                           (i)      Valuation. In the event of the death of a
Member before termination of employment with all Participating Companies and Related Entities, 100% of the Member's Accrued Benefit on the Valuation Date which follows his death and is coincident with or precedes its distribution shall constitute his death benefit and shall be distributed pursuant to sections 7 and 9, (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                           (ii)     Survivor Benefits. In the event of the death
of a retired Member before complete distribution of his Accrued Benefit has been made to him, 100% of the undistributed balance shall constitute his death benefit and shall be distributed pursuant to sections 7 and 9, (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                  (c) Disability Benefit. In the event a Member suffers a Disability before actual retirement, 100% of the Member's Accrued Benefit on the Valuation Date which follows his Disability and is coincident with or precedes its distribution shall constitute his Disability benefit.

                  (d)      Termination of Employment Benefit

                           (i)      Valuation. In the event a Member separates
from service with all Participating Companies and all Related Entities other than by reason of retirement on or after his Normal Retirement Date, Disability or death, the Member shall be entitled to receive a benefit equal to 100% of his Salary Reduction Account, Voluntary Contribution Account and Rollover Contribution Account and the nonforfeitable portion (as determined under the vesting schedule at subsection 8(d)(ii)) of his Company Contribution Account on the Valuation Date coincident with or next following his separation from service. A Member who separates from service on or after attaining his Early Retirement Date but before attaining his Normal Retirement Date for reasons other than Disability or death shall be treated as terminating service under this subsection 8(d).

                           (ii)     Vesting Schedule. The nonforfeitable portion
of a Member's Company Contribution Account is as follows:

                                                    NONFORFEITABLE
                YEARS OF SERVICE                      PERCENTAGE
                ----------------                    --------------
                Less than 3 years                          0%
                3 years or more                          100%

                           (iii)    Computation Period. The measuring period for
determining a Year of Service or a Break in Service is the Plan Year.

                           (iv)     Crediting Service. For purposes of
subsection 8(d), except as provided in this subsection 8(d)(iv), a Member shall receive credit for all Years of Service. Notwithstanding the foregoing:

                                    (A)      Years of Service completed by a
Member prior to attaining age 18 shall be disregarded.

                                    (B)      If a Member has five consecutive
Breaks in Service and no nonforfeitable interest, then Years of Service prior to such Breaks in Service shall not be credited for any purpose. Except as provided in this subsection, a Member's Years of Service before and after any Breaks in Service shall be aggregated.

                           (v)      Notwithstanding anything to the contrary
contained herein, the calculation of a Member's Years of Service for purposes of this subsection 8(d) shall, to the extent it result in the Member being credited with a greater number of Years of Service, be determined for periods prior to the Restatement Effective Date by reference to the Plan as it was in effect during such periods.

                  (e) Time of Forfeiture. The nonvested portion of the Company Contribution Account of a Member who separates from service shall be forfeited on his date of separation subject to the right of restoration under subsection 8(f). Forfeitures shall increase Participating Company matching contributions for the Plan Year in which the forfeitures occurs.

                  (f) Restoration of Forfeiture. If a Member who has forfeited a portion of his Accrued Benefit under subsections 8(d) and 8(e) returns to employment with a Participating Company or a Related Entity before suffering five consecutive Breaks in Service, the forfeited portion of the Member's Accrued Benefit, without adjustment for investment gains or losses, shall be restored. The restoration shall be made from forfeitures for the Plan Year of the Member's return to employment and, if forfeitures are insufficient, from Participating Company contributions.

                  (g) Calculation of Accrued Benefit Attributable to a Member's Shares of Company Stock. Anything in the Plan to the contrary notwithstanding, if, in the distribution of Accrued Benefits to a Member hereunder, the shares of Company Stock forming part of such Accrued Benefit are to be liquidated in accordance with the provisions of subsection 9(j), the value of that portion of the Member's Accrued Benefit which is attributable to the Company Stock and which is to be distributed to the Member shall be the actual amount of the net proceeds obtained by the Trustee from the liquidation of the Company Stock.

                  (h) Benefits Attributable to Profit Sharing Contributions. The following benefits attributable to a Member's Accrued Benefit derived from Profit Sharing Contributions are provided by the Plan in connection with a Member's attainment of retirement age or termination of employment:

                           (i)      Retirement Benefit

                                    (A)      Valuation. Each Member shall be
entitled to a retirement benefit equal to 100% of the Member's Accrued Benefit attributable to Profit Sharing Contributions as of the Valuation Date coincident with or next following his retirement on or after his Normal Retirement Date plus his share of the Profit Sharing Contribution for the Plan Year in which his retirement occurred.

                                    (B)      Late Retirement. A Member who
continues employment beyond his Normal Retirement Date shall have a nonforfeitable interest in his Accrued Benefit attributable to Profit Sharing Contributions upon his attaining his Normal Retirement Date.

                                    (C)      Post-Normal Retirement Date
Part-Time Employment. Notwithstanding anything to the contrary contained in the Plan, a Member (i) who has attained Normal Retirement Date and completed 20 Years of Service as determined under this subsection 8(h) and (ii) who is scheduled to be paid for less than 1,000 Hours of Service in a Plan Year, may request in writing to the Committee that he commence receipt of benefits attributable to Profit Sharing Contributions in the form of a single life annuity, and qualified joint and survivor annuity or periodic installments over the Member's life expectancy (or the joint life expectancy of the Member and the Member's designated beneficiary) effective as of the Valuation Date following approval of the request, provided such request complies with applicable requirements for such forms of distribution as set forth in section 9 of the Plan. The Committee shall develop uniform rules of general application for reviewing requests under this subsection 8(a)(iii), which rules may provide for termination of payments until the Member actually separates from service in appropriate circumstances.

                           (ii)     Death Benefit

                                    (A)      Valuation. In the event of the
death of a Member before termination of employment with the Company and all Related Entities, 100% of the Member's Accrued Benefit attributable to Profit Sharing Contributions on the Valuation Date coincident with or next following his death plus his share of the Profit Sharing Contribution for the Plan Year in which his death occurred shall constitute his death benefit attributable to Profit Sharing Contributions and shall be distributed pursuant to sections 7 and 9 of the Plan (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                                    (B)      Survivor Benefits. In the event of
the death of a terminated Member before complete distribution of his nonforfeitable Accrued Benefit attributable to Profit Sharing Contributions has been made to him, 100% of the undistributed balance of his nonforfeitable Accrued Benefit attributable to Profit Sharing Contributions shall constitute his death benefit attributable to Profit Sharing Contributions and shall be distributed pursuant to sections 7 and 9 of the Plan (A) to his designated beneficiary or (B) if no designation of beneficiary is then in effect, to the beneficiary determined pursuant to subsection 7(b).

                           (iii)    Disability Benefit. In the event a Member
suffers a Disability before actual retirement, 100% of the Member's Accrued Benefit attributable to Profit Sharing Contributions on the Valuation Date coincident with or next following his Disability plus his share of the Profit Sharing Contribution for the Plan Year in which he suffers a Disability shall constitute his Disability benefit.

                           (iv)     Termination of Employment Benefit

                                    (A)      Valuation. In the event a Member
separates from service with the Company and all Related Entities other than by reason of retirement on or after his Normal Retirement Date, Disability or death, the Member shall be entitled to receive a benefit equal to the nonforfeitable portion (as determined under the vesting schedule set forth below) of the

Member's Accrued Benefit attributable to Profit Sharing Contributions on the Valuation Date coincident with or next following his termination of employment plus his share, if any, of the Profit Sharing Contribution for the Plan Year in which he separates from service.

                                    (B)      Vesting Schedule. The
nonforfeitable portion of a Member's Accrued Benefit attributable to Profit Sharing Contributions is determined as follows:

                                                    NONFORFEITABLE
                  YEARS OF SERVICE                    PERCENTAGE
                  ----------------                  --------------
                  Less than 5 years                        0%
                  5 years or more                        100%


                                    (C)      Computation Period. For purposes of
this subsection 8(h), the computation period for crediting a Year of Service or incurring a Break in Service is the Plan Year.

                                    (D)      Crediting Service. A Member shall
receive credit for all Years of Service. For purposes of this subsection, a Member shall in all events be credited with the full number of Years of Service as determined under the Profit Sharing Plan for periods prior to the Restatement Effective Date, plus the Years of Service determined under the Plan for periods after the Restatement Effective Date if such determination would result in such Member being credited with a greater number of Years of Service than would be the case if the determination were made solely on the basis of the provisions set forth in the Plan. Notwithstanding the foregoing:

                                             (I)      Years of Service completed
by a Member prior to attaining age 18 shall be disregarded.

                                             (II)     If a Member has five
consecutive Breaks in Service and no nonforfeitable interest, then Years of Service prior to such Breaks in Service shall not be credited. Except as provided in this subsection, a Member's Years of Service before and after any Breaks in Service shall be aggregated.

                           (iv)     Time of Forfeiture. The nonvested portion of
the Accrued Benefit of a Member who separates from service shall be forfeited on his date of separation, subject to the right of restoration under subsection 8(h)(v). Forfeitures shall increase Company contributions for the Plan Year in which the forfeiture occurs.

                           (v)      Restoration of Forfeiture. If a Member who
has forfeited his Accrued Benefit under this subsection 8(h) returns to employment with the Company or a Related Entity before suffering five consecutive Breaks in Service, the Member's forfeited Accrued Benefit, without adjustment for investment gains or losses, shall be restored. The restoration shall be made from forfeitures for the Plan Year of the Member's return to employment and, if such forfeitures are insufficient, from Company contributions.

         9.       DISTRIBUTION OF BENEFITS

                  (a) Commencement. The payment of benefits shall commence as soon after the Valuation Date following the Member's termination of employment as is administratively feasible, except as provided below.

                           (i)      Termination of Employment Benefits.

                                    (A)      If the Member's nonforfeitable
Accrued Benefit exceeds $3,500, (A) distribution of benefits prior to the Member's Normal Retirement Date shall not commence unless the Member consents to such distribution in writing and (B) if a Member has been married to his or her then spouse for at least one year on the date on which benefit payments are to commence, then distribution shall be subject to subsection 9(e). If the Member does not consent to distribution, his Accrued Benefit shall be retained in the Fund. Distribution shall commence as of the Valuation Date next following the first to occur of the Member's Normal Retirement Date or death (provided the Committee has notice of the Member's death).

                                    (B)      In the case of a Member who
terminates employment after having attained at least age 55 and completed at least ten (10) Years of Service, or who terminates employment on account of Disability, the payment of benefits shall, at the election of such Member, commence as soon after the Member's termination of employment as is administratively feasible in the following manner: An initial payment shall be made to such Member in an amount equal the lesser of $3,500 or fifty percent (50%) of such Member's Accrued Benefit determined as of the Valuation Date preceding the Member's termination of employment. Any payments made subsequently shall be made in accordance with the other provisions of the Plan, provided however, that such Member's Accrued Benefit shall be adjusted to reflect the amount of any payment to such Member under this subsection 9(a)(i)(B).

                           (ii)     Deferral Limitation. Notwithstanding the
foregoing, in no event other than with the written consent of the Member shall the payment of benefits commence later than the sixtieth day after the close of the Plan Year in which the latest of the following occurs:

                                    (A)      the Member's Normal Retirement
Date;

                                    (B)      the Member's termination of
employment; or

                                    (C)      the tenth anniversary of the year
in which the Member first commenced participation in the Profit Sharing Plan, the Retirement Savings Plan or the Plan. Further, any other provision of the Plan notwithstanding, distribution of benefits must commence on or before the April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2; provided, however, if a Member (A) attained age 70-1/2 before January 1, 1988 and (B) such Member was not a 5% owner (as defined in section 416 of the Code) at any time during the five Plan Years ending in the calendar year in which he attained age 70-1/2, then distribution of benefits must commence on or before April 1st of the calendar year following the later of (A) the calendar year in which the Member attained age 70-1/2 or
(B) the calendar year in which the Member retires. Notwithstanding the foregoing, a Member who is permitted to defer the commencement of distribution of benefits beyond attainment of age 70-1/2 pursuant to the preceding sentence may nevertheless elect (by written request to the Committee) to receive a distribution for each calendar year prior to the year of the Member's actual retirement in an amount equal to the greater of $300.00 or the minimum amount which would be required to be distributed to such Member for such year pursuant to section 401(a)(9) of the Code if the Member had actually retired.

                           (iii)    Death Benefits. The payment of death
benefits under the Plan shall commence as soon after the Member's death as is administratively feasible or as the Member's beneficiary shall direct, subject to the limitations of subsection 9(b).

                  (b)      Benefit Forms.

                           (i)      Vested and Retirement Benefits. Vested and
retirement benefits shall be distributed as the Member shall elect, subject to subsection 9(e), in accordance with uniform rules established by the Committee from the alternatives below:

                                    (A)      a straight life annuity for the
Member's life;

                                    (B)      a joint and survivor annuity with
the Member's spouse as contingent annuitant under which the amount payable to the Member's spouse is 50% of the amount payable during the joint lives of the Member and his spouse;

                                    (C)      approximately equal monthly,
quarterly, semi-annual or annual installments over any period of time not exceeding the Member's then life expectancy, or, if the Member has designated a beneficiary, the joint life expectancy of the Member and the Member's designated beneficiary, and in the event of the Member's death during such period, the remainder shall be payable as a death benefit in accordance with sections 7 and 9 to the Member's beneficiary;

                                    (D)      a lump sum payment; or

                                    (E)      any combination of the foregoing.
For purposes of this subsection, life expectancy shall be determined by the Committee in accordance with applicable regulations under the Code. The method so adopted by the Committee shall be uniformly applied to all Members. If the Member's beneficiary is not the Member's spouse, the Member must elect a method of distribution under which the present value of the payments to be paid to the Member over his projected life span is more than 50% of the present value of the payments to be paid to both the Member and his beneficiary.

                               (ii) Death Benefits.  Death benefits shall be
distributed in one lump sum or in installments over a period not extending beyond five years of the Member's date of death unless payment of benefits commenced under a form of annuity or installment payment before the Member's death in which case benefits shall be paid at least as rapidly as under the method of distribution in effect on the Member's date of death; provided, however,

                                            (A) if any portion of the Member's
Accrued Benefit is payable to or for the benefit of a designated beneficiary, such portion may be distributed over a period of time not exceeding the life expectancy of such designated beneficiary, provided distribution begins not later than one year after the date of the Member's death or such later date as applicable regulations under the Code may permit; or

                                            (B) if the designated beneficiary
referred to in subsection 9(b)(ii)(A) is the Member's surviving spouse, (1) the date on which the distribution is required to begin shall not be earlier than the date on which the Member would have attained age 70-1/2, (2) the benefit amount will be used to purchase a straight life annuity for the spouse's life unless the spouse elects another form of settlement permitted under the Plan, and (3) if the surviving spouse should die before distribution to such spouse begins, this subsection 9(b)(ii) shall apply as if the surviving spouse were the Member.

                           (c) Installments. If benefits are to be paid directly
by the Trustee in installments or if the payment of benefits is to be deferred, the net value of the benefit determined in accordance with the provisions of section 8 shall be retained in the Fund subject to the administrative provisions of the Plan and the Trust Agreement. The Committee, according to a uniform rule, may direct the Trustee to segregate all or a portion of the benefit amount into a separate investment account designed to protect principal and yield a reasonable investment return consistent with the preservation of principal and the obligation to make installment payments.

                           (d) Annuity Purchases. If benefits are to be paid in
a form of annuity under subsection 9(b)(i)(A), (B) or (E), the Committee shall direct the Trustee to apply the Member's Accrued Benefit to purchase an appropriate nontransferable annuity contract and to deliver said annuity contract to the Member.

                           (e) Required Annuity

                                    (i) Married Member. If a Member is married
to his then spouse for at least one year on the date on which benefit payments are to commence and his nonforfeitable Accrued Benefit exceeds $3,500, benefits will be distributed in the form described under subsection 9(b)(i)(B) unless the Member, with the written consent of his spouse witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee, elects an alternate form of settlement. Further, no total or partial distribution may be made after the annuity starting date where the present value of the benefit exceeds $3,500 unless the Member and his spouse (or where the Member has died, the surviving spouse) consent in writing witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee prior to such distribution. The consent of the Member and his spouse must be obtained not more than 90 days before the date distribution commences. The Committee shall furnish to such Member a written notification of the availability of the election hereunder at least 90 days before the Member's anticipated benefit commencement date or, if a Member notifies the Committee of his intent to terminate employment less than 90 days before the proposed benefit commencement date, as soon after the Member notifies the Committee as is administratively feasible. The notification shall explain the terms and conditions of the joint and survivor annuity described in subsection 9(b)(i)(B) and the effect of electing not to take such annuity. The Member may, within a period of 90 days after receipt of the written notification or such longer period as the Committee may uniformly make available, complete the election. The Member may revoke an election not to take the joint and survivor annuity described in subsection 9(b)(i)(B) or choose again to take such annuity at any time and any number of times within the applicable election period. If a Member requests additional information within 60 days after receipt of the notification of election, the minimum election period shall be extended an additional 60 days following his receipt of such additional information.

                               (ii) Single Member.  If a Member is not
married on the date on which benefits are to commence and his nonforfeitable Accrued Benefit exceeds $3,500, benefits will be distributed in the form described under subsection 9(b)(i)(A) unless the Member elects an alternate form of settlement.

                           (f) Lump Sum Distributions. The amount of any
distribution of a benefit in the form of a lump sum shall be adjusted consistent with the rules of subsection 6(e) to take into account gains or losses properly allocable to the benefit being distributed for the period ending on the Valuation Date coincident with or last preceding such lump sum distribution whenever the distribution occurs more than three months after the initial determination of the amount of such distribution.

                           (g) Withholding. All distributions under the Plan are
subject to federal, state and local tax withholding as required by applicable law as in effect from time to time.

                           (h) Compliance with Code Requirements. All forms of
benefit distributions and required benefit commencement dates shall be subject to and in compliance with section 401(a)(9) of the Code and the regulations thereunder, including the minimum distribution incidental benefit requirement. The provisions of section 401(a)(9) of the Code and the regulations thereunder shall override any provision of the Plan inconsistent therewith.

                           (i) Special Provisions Regarding Distributions.
Anything in this section 9 to the contrary notwithstanding, the following special provisions shall apply with respect to distributions:

                                    (i) If the Accrued Benefit of a Member at
the time of the Member's initial required benefit distribution (as determined pursuant to subsection 9(a)) is $300.00 or less, the entire Accrued Benefit shall be distributed to the Member in one lump sum.

                                    (ii) If the minimum required distribution to
a Member who has attained age 70-1/2 is less than $300.00 but the Member's Accrued Benefit exceeds $300.00, the Member may elect annually (by written request to the Committee) a distribution of up to $300.00, but in no event shall the aggregate amount of such distributions exceed the Member's Accrued Benefit.

                                    (iii)With respect any Member whose
employment terminates on or after November 1, 1991, in the case of a Member whose nonforfeitable Accrued Benefit at the time scheduled for distribution is $3,500 or less, and who fails to return to the Committee completed election forms with respect to the distribution of his benefits within one month from the date the forms are mailed to the Member, the Committee shall cause the Accrued Benefit, less all applicable taxes, to be distributed to the Member in a lump sum as soon thereafter as practicable, anything in the Plan to the contrary notwithstanding.

                           (j) Distribution of Company Stock in Kind. If at the
time set for distribution of benefits hereunder, all or a portion of the Member's Accrued Benefit is invested in the Stock Fund, the portion of the Member's Accrued Benefit so held shall be liquidated into cash for distribution to the Member, unless the Member directs that the distribution be made in kind, provided, however, that the value of a fractional share of Company Stock shall in all events be distributed in cash.

                           (k) Eligible Rollover Distributions. Notwithstanding
any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section 9, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

                  10.      IN-SERVICE DISTRIBUTIONS

                           (a) Age 59-1/2. A Member who has attained the age of
59-1/2 shall have the right to withdraw all or a portion of his Accrued Benefit (other than that portion attributable to Profit Sharing Contributions) as of the first Valuation Date occurring after the Member's delivery of a written request for withdrawal to the Committee.

                           (b) Hardship. A Member shall have the right, subject
to the requirements and limitations hereunder set forth in this section 10 to request an in-service distribution from his Salary Reduction Account on account of "hardship." A distribution is on account of hardship only if the distribution both is made on account of an immediate and heavy financial need of the Member and is necessary to satisfy such financial need.

                                    (i) Need. A distribution shall be deemed to
be made on account of an immediate and heavy financial need of the Member if the distribution is on account of (A) medical expenses described in section 213(d) of the Code incurred by the Member, the Member's spouse or any dependent of the Member (as defined in section 152 of the Code); (B) purchase (excluding mortgage payments) of a principal residence for the Member; (C) payment of tuition for the next semester or quarter of post-secondary education for the Member, the Member's spouse, child or any dependent of the Member (as defined in section 152 of the Code); (D) the need to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member's principal residence; or (E) such other reason as the Commissioner of Internal Revenue specifies as a deemed immediate and heavy financial need through the publication of regulations, revenue rulings, notices or other documents of general applicability.

                               (ii) Satisfaction of Need.  A distribution
shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Member only if all of the requirements or conditions set forth below are satisfied or agreed to by the Member, as appropriate.

                                            (A) The distribution is not in
excess of the amount of the immediate and heavy financial need of the Member.

                                            (B) The Member has obtained all
distributions, other than hardship distributions, and all non-taxable loans currently available under all plans subject to section 415 of the Code maintained by a Participating Company or any Related Entity.

                                            (C) The Member's elective deferrals
under this Plan and each other deferred compensation plan maintained a Participating Company or Related Entity in which the Member participates are suspended for twelve full calendar months after receipt of the distribution.

                                            (D) The Member does not make
elective deferrals under this Plan or any other plan maintained by the Company or a Related Entity for the year immediately following the taxable year of the hardship distribution in excess of the applicable limit under section 402(g) of the Code for such next taxable year reduced by the amount of the Member's elective contributions for the taxable year of the hardship distribution.

                              (iii) Limitation. Distributions on account of
hardship shall be limited to the sum of (A) the Member's elective deferrals under subsection 4(f) of the Plan and (B) income allocable to such elective contributions credited to the Member's Salary Reduction Account as of December 31, 1988. Hardship distributions shall be subject to the withholding requirements of subsection 9(g).

                              (iv) Additional Rule. A Member with a Voluntary
Contribution Account shall not be permitted to receive a hardship distribution under this subsection until he has withdrawn such Voluntary Contribution Account as provided for under subsection 4(m)(iv).

                           (c) Spousal Consent. If a Member who requests a
distribution under this section is married and the nonforfeitable portion of his Accrued Benefit exceeds $3,500, then the written consent of such Member's spouse to such distribution, witnessed by a notary public or a member of the Committee, shall be a pre-condition to the distribution.

                           (e) Accounting. All distributions under this section
shall be charged in proportion to each Investment Category in which the Member's Account is held.

                           (f) Emergency Distribution of Benefit Attributable to
Profit Sharing Contributions. The Committee, according to uniform rules non-discriminatorily applied, may authorize the Trustee to make an in-service distribution out of assets attributable to Profit Sharing Contributions held for the benefit of a Member to such Member on account of a financial emergency provided such Member's Accrued Benefit attributable to Profit Sharing Contributions is 100% nonforfeitable. A financial emergency shall mean an immediate and heavy financial need of a Member resulting from personal accident or illness or an accident, illness or death within the Member's immediate family. Such a distribution shall not exceed the lesser of (i) the cost of meeting the immediate financial need created by the emergency or (ii) the Member's Accrued Benefit. In making the determination required under the preceding sentence, the cost of meeting the financial need shall be calculated by taking into account financial resources that are available from other sources, including any other distributions, including other hardship based distributions from any plan in which the Member participates, that may be available to the Member. A distribution under this subsection shall not affect the Member's subsequent participation in the Plan.

                           (g) In-Service Distributions of Accrued Benefit
Attributable to Profit Sharing Contributions for Part-Time Members.

                                    (i) A Member who has both attained age 65
and completed at least five (5) Years of Service but who is scheduled to perform services for the Company at a rate of fewer than 1,000 Hours of Service in a Plan Year shall have the right to a distribution of his Accrued Benefit attributable to Profit Sharing Contributions as of the first Valuation Date occurring after the Member's delivery of a written request for withdrawal to the Committee. The distribution to the Member shall be made in the form described in subsection 9(b)(i)(A), (B) or (C), as the Member shall select.

                               (ii) A Member who has attained age 55, whose
right to his Accrued Benefit is nonforfeitable, and whose Hours of Service for the Company are reduced shall have the right, exercisable not more frequently than once in each Plan Year, to a distribution of a portion of his Accrued Benefit attributable to Profit Sharing Contributions as of the first Valuation Date occurring after the Member's delivery of a written request for withdrawal to the Committee. The Member shall specify with said request the amount of the distribution provided, however, that such amount shall be at least $300.00 but shall not exceed the lesser of (A) the amount by which the Member's Compensation has been reduced as a result of his performing fewer Hours of Service, or (B) the Member's Accrued Benefit attributable to Profit Sharing Contributions.

                           (h) Other Provisions Pertaining to In-Service
Distributions Attributable to Profit Sharing Contributions. Anything herein to the contrary notwithstanding, the in-service distributions of benefits attributable to Profit Sharing

Contributions permitted by section 10 shall be subject to the following requirements:

                                    (i) If a Member requesting an emergency
benefit under subsection 10(f) or a distribution on account of part-time employment statuts under subsection 10(g)(ii) is married, the written consent of such Member's spouse to such distribution, witnessed by a notary public or a member of the Committee in a manner prescribed by the Committee, shall be a pre-condition to the distribution. If a Member requesting a distribution on account of part-time status under subsection 10(g)(i) is married, the provisions of subsection 9(e) (insofar as they relate to the requirement for a joint and survivor annuity with the Member's spouse and the conditions for the waiver of such requirement) shall apply.

                                    (ii) The provisions of subsection 9(h)
(Compliance with Code Requirements) and the requirements of section 401(a)(9) of the Code shall, to the extent applicable, continue to govern required distributions of a Member's Accrued Benefit.

                  11. TITLE TO ASSETS

                           No person or entity shall have any legal or
equitable right or interest in the contributions made by any Participating Company, or otherwise received into the Fund, or in any assets of the Fund, except as expressly provided in the Plan.

                  12. AMENDMENT AND TERMINATION

                      (a) Amendment. The provisions of this Plan may be amended by the Company from time to time and at any time in whole or in part, provided that no amendment shall be effective unless the Plan as so amended shall be for the exclusive benefit of the Members and their beneficiaries, and that no amendment shall operate to deprive any Member of any rights or benefits accrued to him under the Plan prior to such amendment.

                      (b) Termination. While it is the Company's intention to continue the Plan in operation indefinitely, the right is, nevertheless, expressly reserved to terminate the Plan in whole or in part or discontinue contributions at any time. Any such termination, partial termination or discontinuance of contributions shall be effected only upon condition that such action is taken as shall render it impossible for any part of the corpus of the Fund or the income therefrom to be used for, or diverted to, purposes other than the exclusive benefit of the Members and their beneficiaries.

                      (c) Conduct on Termination. If the Plan is to be terminated at any time, the Company shall give written notice to the Trustee which shall thereupon revalue the assets of the Fund in accordance with the Trust Agreement and the accounts of the Members as of the date of termination, partial termination or discontinuance of contributions and, after discharging and satisfying any obligations of the Plan, shall allocate all unallocated assets to the Accrued Benefits of the Members at the date of termination, partial termination or discontinuance of contributions as provided for in section 6. Upon termination, partial termination or discontinuance of contributions, the Accrued Benefits of Members affected thereby shall become fully vested and shall not thereafter be subject to forfeiture in whole or in part. The Committee shall instruct the Trustee to continue to control and manage the Fund for the benefit of Members to whom distributions will be made at the time and in the manner provided in section 9. Notwithstanding the foregoing, incident to a termination or a discontinuance of contributions, the Company may amend the Plan and the Trust Agreement to provide for distribution of Accrued Benefits to each affected Member provided such distribution does not violate any applicable provision of section 401(a) or 401(k) of the Code.

                  13. LIMITATION OF RIGHTS

                      (a) Alienation. None of the payments, benefits or rights of any Member shall be subject to any claim of any creditor of such Member and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, trustee's process, or any other legal or equitable process available to any creditor of such Member. No Member shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided.

                           (b) Qualified Domestic Relations Order Exception.
subsection 13(a) shall not apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Member under a qualified domestic relations order within the meaning of section 414(p) of the Code. Notwithstanding sections 8 and 9, distributions to an alternate payee pursuant to a qualified domestic relations order shall be made (i) at the time specified in such order or (ii), if the order permits, as soon after the Administrator approves the order as is administratively feasible provided such distribution is permitted under applicable provisions of the Code.

                           (c) Disclaimer of Rights. Neither the establishment
of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Member or Employee, or any person whomsoever, any legal or equitable right against any Participating Company, the Trustee or the Committee, unless such right shall be specifically provided for in the Trust Agreement or the Plan or conferred by affirmative action of the Committee or the Company in accordance with the terms and provisions of the Plan or as giving any Member or Employee the right to be retained in the employ of any Participating Company. All Members and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.

                  14. MERGERS, CONSOLIDATIONS OR TRANSFERS OF PLAN ASSETS

                      In the case of any Plan merger or Plan consolidation with, or transfer of assets or liabilities of the Plan to, any other plan, each Member in the Plan must be entitled to receive a benefit immediately after the merger, consolidation, or transfer (if the Plan were then to terminate) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had been terminated). Any amounts held in this Plan by reason of a merger or transfer of assets shall be regarded as a portion of the Accrued Benefit of the Member for whose benefit the amount was received and shall be subject to all of the terms of this Plan and such terms of the transferor plan which are made applicable to amounts transferred by reason of section 411(d)(6) of the Code.

                  15. PARTICIPATION BY RELATED ENTITIES

                      (a) Commencement. Any subsidiary of the Company which is eligible to file a consolidated federal income tax return with the Company shall be deemed to have adopted this Plan unless the Company, through its Board of Directors, provides to the contrary. Any other subsidiary company of the Company or a Related Entity with respect to the Company may, with the permission of the Board of Directors, elect to adopt this Plan and the accompanying Trust Agreement.

                      (b) Termination. The Company may, by action of the Board of Directors, determine at any time that any such Participating Company shall withdraw and establish a separate plan and fund. The withdrawal shall be effected by a duly executed instrument delivered to the Trustee instructing the Trustee to segregate the assets of the Fund allocable to the Employees of such Participating Company and pay them over to the separate fund.

                      (c) Single Plan. The Plan shall at all times be administered and interpreted as a single plan for the benefit of the Employees of all Participating Companies.

                      (d) Delegation of Authority. Each Participating Company, by adopting the Plan, acknowledges that the Company has all the rights and duties thereof under the Plan and the Trust Agreement, including the right to amend the same.

                  16. TOP-HEAVY REQUIREMENTS

                      (a) General Rule. For any Plan Year in which the Plan is a top-heavy plan or included in a top-heavy group, as determined under subsection 16(b), the special requirements of this section shall apply.

                      (b) Calculation of Top-Heavy Status. The Plan shall be a top-heavy plan (if it is not included in an "aggregation group") or a plan included in a top-heavy group (if it is included in an "aggregation group") with respect to any Plan Year if the sum as of the "determination date" of the "cumulative accounts" of "key employees" for the Plan Year exceeds 60% of a similar sum determined for all "employees", excluding "employees" who were "key employees" in prior Plan Years only.

                      (c) Definitions. For purposes of this section 16, the following definitions shall apply to be interpreted in accordance with the provisions of section 416 of the Code and the regulations thereunder.

                                    (i) "Aggregation Group" shall mean the plans
of each Participating Company or Related Entity included below:

                                            (A) each such plan in which a "key
employee" is a participant including a terminated plan in which a "key employee" was a participant within the five years ending on the "determination date";

                                            (B) each other such plan which
enables any plan in subsection (a) above to meet the requirements of section 401(a)(4) or 410 of the Code; and

                                            (C) each other plan not required to
be included in the "aggregation group" which the Company elects to include in the "aggregation group" in accordance with the "permissive aggregation group" rules of the Code if such group would continue to meet the requirements of sections 401(a)(4) and 410 of the Code with such plan being taken into account.

                                    (ii) "Cumulative Account" for any "employee"
shall mean the sum of the amount of his accounts under this Plan plus all defined contribution plans included in the "aggregation group" (if any) as of the most recent valuation date for each such plan within a twelve-month period ending on the "determination date", increased by any contributions due after such valuation date and before the "determination date" plus the present value of his accrued benefit under all defined benefit pension plans included in the "aggregation group" (if any) as of the "determination date". For a defined benefit plan, the present value of the accrued benefit as of any particular determination date shall be the amount determined under (A) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Participating Companies and all Related Entities, or (B) if there is no such method, as if such benefit accrued not more rapidly than under the slowest accrual rate permitted under the fractional accrual rule of section 411(b)(1)(C) of the Code, as of the most recent valuation date for the defined benefit plan, under actuarial equivalent factors specified therein, which is within a twelve-month period ending on the "determination date". For this purpose, the valuation date shall be the date for computing plan costs for purposes of determining the minimum funding requirement under section 412 of the Code. "Cumulative accounts" of "employees" who have not performed services for any Participating Company or any Related

Entity for the five-year period ending on the "determination date" shall be disregarded. An "employee's" "cumulative account" shall be increased by the aggregate distributions during the five-year period ending on the "determination date" made with respect to him under any plan in the aggregation group. Rollovers and direct plan-to-plan transfers to this Plan or to a plan in the "aggregation group" shall be included in an "employee's" "cumulative account" unless the transfer is initiated by the "employee" and made from a plan maintained by an employer which is not a Participating Company or a Related Entity.

                              (iii) "Determination Date" shall mean with respect
to any Plan Year the last day of the preceding Plan Year.

                              (iv) "Employee" shall mean any person (including a
beneficiary thereof) who has or had an accrued benefit held under this Plan or a plan in the "aggregation group" including this Plan at any time during the current or any one of the four preceding Plan Years. Any "employee" other than a "key-employee" described in subsection 16(c)(v) shall be considered a "non-key employee" for purposes of this section 16.

                              (v) "Key Employee" shall mean any "employee" or
former "employee" (including a beneficiary thereof) who is, at any time during the Plan Year, or was, during any one of the four preceding Plan Years any one or more of the following:

                              (A) an officer of a Participating Company or a
Related Entity whose compensation (as defined in subsection 5(d)) exceeds 50% of the dollar limitation in effect under section 415(b)(1)(A) of the Code, unless 50 other such officers (or, if lesser, a number of such officers equal to the greater of three or 10% of the "employees") have higher annual compensation;

                              (B) one of the ten persons employed by a
Participating Company or a Related Entity both having annual compensation (as defined in subsection 5(d)) greater than the limitation in effect under section 415(c)(1)(A) of the Code, and owning (or considered as owning within the meaning of section 318 of the Code) the largest interest (but at least more than a 0.5% interest) in any Participating Company or any Related Entity. For purposes of this subsection (B), if two "employees" have the same interest, the one with the greater compensation shall be treated as owning the larger interest;

                              (C) any person owning (or considered as owning
within the meaning of section 318 of the Code) more than 5% of the outstanding stock of all Participating Companies or any Related Entity or stock possessing more than 5% of the total combined voting power of such stock;

                              (D) a person who would be described in subsection
(C) above if 1% were substituted for 5% each place the same appears in subsection (C) above, and who has annual compensation of more than $150,000. For purposes of determining ownership under this subsection, section 318(a)(2)(C) of the Code shall be applied by substituting 5% for 50%.

                  (d) Combined Benefit Limitation. For purposes of the calculation of the combined limitation of subsection 5(c), "1.0" shall be substituted for "1.25" each place the same appears in that subsection.

                  (e) Vesting. The portion of a Member's Accrued Benefit derived from Company contributions made under any provisions of the Plan, the Profit Sharing Plan or the Savings Plan shall continue to vest according to the applicable schedule set forth in the Plan or in accordance with the schedule set forth in this subsection 16(e) if that results in a larger nonforfeitable portion.

                                       NONFORFEITABLE
     YEARS OF SERVICE                   PERCENTAGE
Less than 2 years                           0%
2 years but less than 3 years              20%
3 years but less than 4 years              40%
4 years but less than 5 years              60%
5 years but less than 6 years              80%
6 years or more                           100%

The schedule above shall apply to all benefits accrued as of the date the schedule becomes effective and all benefits accrued for Plan Years thereafter to which this section applies. If the Plan ceases to be top-heavy, no benefit which became nonforfeitable under the schedule above shall become forfeitable. For Members with three Years of Service or more, the schedule shall continue to apply to future accruals to the extent it provides for more rapid vesting.

                  (f) Minimum Contribution. Minimum Participating Company contributions for a Member who is not a "key employee" shall be required in an amount equal to the lesser of 3% of compensation (as defined in subsection 5(d)) or the highest percentage of Compensation contributed for any "key employee". For purposes of this subsection, employer social security contributions and elective contributions on behalf of "employees" other than "key employees" shall be disregarded. Each "non-key employee" of a Participating Company who has not separated from service at the end of the Plan Year and who has satisfied the eligibility requirements of subsection 3(a) shall receive any minimum contribution provided under this section 16 without regard to (i) whether he is credited with 1,000 Hours of Service in the Plan Year, (ii) earnings level for the Plan Year or (iii) whether he elects to make contributions under subsection 4(f). If an "employee" participates in both this Plan and another defined contribution plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the other plan. Furthermore, if an "employee" participates in both this Plan and a defined benefit plan maintained by a Participating Company or a Related Entity, the minimum benefit shall be provided under the defined benefit plan.

            17.   MISCELLANEOUS

                  (a) Incapacity. If the Committee determines that a person entitled to receive any benefit payment is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may make payments to such person for his benefit, or apply the payments for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit in accordance with the provisions of this subsection shall be a complete discharge of any liability to make such payment.

                  (b) Reversions. In no event, except as provided in this subsection or in the applicable provisions of the Trust Agreement, shall the Trustee return to a Participating Company any amount contributed by it to the Plan.

                        (i) Mistake of Fact. In the case of a contribution made by a good faith mistake of fact, the Trustee shall return the erroneous portion of the contribution, without increase for investment earnings, but with decrease for investment losses, if any, within one year after payment of the contribution to the Fund.

                        (ii) Deductibility. To the extent deduction of any contribution determined by a Participating Company to be deductible is disallowed, the Trustee shall return that portion of the contribution, without increase for investment earnings but with decrease for investment losses, if any, for which deduction has been disallowed within one year after the disallowance of the deduction.

                        (iii) Limitation. No return of contribution shall be made under this subsection which adversely affects the Plan's qualified status under regulations, rulings or other published positions of the Internal Revenue Service or reduces a Member's Accrued Benefit below the amount it would have been had such contribution not been made.

                        (iv) Limitations. This subsection shall not preclude refunds made in accordance with subsections 4(g)(i), 4(i)(iii) and 4(n)(ii).

                  (c) Pronouns. The use of the masculine pronoun shall be extended to include the feminine gender wherever appropriate.

                  (d) Interpretation. The Plan is a profit sharing plan including a qualified, tax exempt trust under sections 401(a) and 501(a) of the Code and a qualified cash or deferred arrangement under section 401(k)(2) of the Code. The Plan shall be interpreted in a manner consistent with its satisfaction of all requirements of the Code applicable to such a plan.

                  (e) Employee Data. The Committee or the Trustee may require that each Employee provide such data as it deems necessary upon his becoming a Member in the Plan. Each Employee, upon becoming a Member, shall be deemed to have approved of and to have acquiesced in each and every provision of the Plan for himself, his personal representatives, distributees, legatees, assigns, and beneficiaries.

                  (f) Law Governing. This Plan shall be construed, enforced and regulated under the law of the Commonwealth of Pennsylvania, except to the extent such law is superseded by ERISA.

            18.   SPECIAL PROVISIONS REGARDING COMPANY STOCK

                  (a) Applicability. The provisions of this section shall apply in the event any person, either alone or in conjunction with others, makes a tender offer, or exchange offer, or otherwise offers to purchase or solicits an offer to sell to such person one percent or more of the outstanding shares of Company Stock (herein jointly and severally referred to as a "tender offer").

                  (b) Instructions to Trustee. The Trustee may not take any action in response to a tender offer except as otherwise provided in this section. Each Member may direct the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock attributable to his interest in the Stock Fund in accordance with the provisions, conditions and terms of such tender offer and the provisions of this section; provided, however, that such directions from Members shall be confidential and shall not be divulged by the Trustee to anyone, including the Company or any director, officer, employee or agent of the Company, it being the intent of this subsection 18(b) to ensure that the Company (and its directors, officers, employees and agents) cannot determine the direction given by any Member. Such instructions shall be in such form and shall be filed in such manner and at such time as the Trustee may prescribe. The confidentiality provision of this section shall likewise apply to the decisions of the Trustee made pursuant to section 18(c).

                  (c) Trustee Action on Member Instructions. The Trustee shall sell, offer to sell, exchange or otherwise dispose of the Company Stock attributable to the Member's interest in the Stock Fund with respect to which it has received directions to do so under this section 18 for Members. The proceeds of a disposition directed by a Member with respect to Company Stock under this section 18 shall be allocated to such Member's Accrued Benefit and be invested in accordance with the Member's Investment Category or Categories designation(s) for the investment of new contributions to the Plan under subsection 6(b).

                  (d) Action With Respect to Participants Not Instructing the Trustee or Not Issuing Valid Instructions. To the extent to which Members do not instruct the Trustee or do not issue valid directions to the Trustee to sell, offer to sell, exchange or otherwise dispose of the Company Stock attributable to their interest in the Stock Fund, such Members shall be deemed to have directed the Trustee that such shares remain invested in Company Stock subject to the provisions of the Plan.

            IN WITNESS WHEREOF, and as evidence of the adoption of this Plan by the Company, it has caused the same to be signed by its officers thereunto duly authorized, and its corporate seal to be affixed thereto, this 29th day of December, 1994.


Attest:                                   THE BON-TON STORES, INC.



/s/ Carlos E. Alberini                        By: /s/ M. Thomas Grumbacher
-------------------------------               ----------------------------
        Secretary                             Chairman

[Corporate Seal]

                                   APPENDIX A


            4. (i) (i) Rule. In no event shall the "average actual deferral percentage" (as defined below) for Members who are "highly compensated employees" for any Plan Year bear a relationship to the "average actual deferral percentage" for Members who are not "highly compensated employees" which does not satisfy either subsection 4(i)(i)(A) or (B) below.

                              (A) The requirement shall be satisfied for a Plan
Year if the "average actual deferral percentage" for the group of Members who are "highly compensated employees" is not more than the "average actual deferral percentage" of all other Members multiplied by 1.25.

                              (B) The requirement shall be satisfied for a Plan
Year if (1) the excess of the "average actual deferral percentage" for the Members who are "highly compensated employees" for the Plan Year over the "average actual deferral percentage" of all other Members is not more than two percentage points (or such lower amount as may be required by applicable regulations under the Code) and (2) the "average actual deferral percentage" for Members who are "highly compensated employees" is not more than the "average actual deferral percentage" of all other Members multiplied by two (or such lower multiple as may be required by applicable regulations under the Code).

                        (ii) Refund. If the relationship of the "average actual deferral percentages" does not satisfy subsection 4(i)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto for the Plan Year in which the contributions were made and, to the extent required by applicable regulations, for the period between the end of the Plan Year to the date of distribution) within two and one-half months after the close of the Plan Year to the "highly compensated employees" on the basis of the respective portions of the "excess contribution" attributable to each, as determined under this subsection. The portion of the "excess contribution" attributable to a "highly compensated employee" is determined by reducing such contributions paid over to the Fund on behalf of the "highly compensated employees" in order of contribution percentages, until the "excess contribution" is eliminated. The amount of excess contributions to be distributed shall be reduced by excess deferrals previously distributed for the taxable year ending in the same Plan Year and excess deferrals to be distributed for a taxable year shall be reduced by excess contributions previously distributed for the Plan Year beginning in such taxable year. In the case of a "highly compensated employee" whose "actual deferral percentage" is determined under the Applicable Family

Aggregation Rules, the determination of the amount of excess contributions shall be made as follows:

                              (A) If the "highly compensated employee's" "actual
deferral percentage" is determined by combining the contributions and "compensation" of only those family members who are highly compensated without regard to family aggregation, then the "actual deferral percentage" is reduced in accordance with the "leveling" method described in regulation section 1.401(k)-1(f)(2) and the excess contributions for the family unit are allocated among the "family members" in proportion to the contributions of each family member that have been combined.

                              (B) If the "highly compensated employee's" "actual
deferral percentage" is determined by combining the contributions and "compensation" of all family members (as the term "family members" is defined in subsection 1(e) of the Plan), then the "actual deferral percentage" is reduced in accordance with the "leveling" method but not below the "actual deferral percentage" of eligible nonhighly compensated family members. Excess contributions are determined by taking into account the contributions of the eligible family members who are highly compensated without regard to family aggregation and are allocated among such family members in proportion to their contributions. If further reduction of the "actual deferral percentage" is required, excess contributions resulting from this reduction are determined by taking into account the contributions of all eligible "family members" and are allocated among such "family members" in proportion to their contributions. Any refund made to a Member in accordance with this subsection shall be drawn from his Salary Reduction Account.

                        (iii) Additional Definitions. For purposes of this subsection 4(i), the term "Member" shall mean each Employee eligible to make contributions under subsection 4(f) at any time during a Plan Year. The "average actual deferral percentage" for a specific group of Members for a Plan Year shall be the average of the "actual deferral percentage" for each Member in the group for such Plan Year. The "actual deferral percentage" for a particular Member for a Plan Year shall be the ratio of the amount of contributions made under subsection 4(f) no later than 12 months after the close of the Plan Year for such Member out of amounts that would have been received by him in the Plan Year but for his election under subsection 4(f) and which are allocated to the Member on or before the last day of the Plan Year without regard to participation or performance of services thereafter to the Member's "compensation" for such Plan Year. The "excess contribution" for any Plan Year is the excess of the amount of contributions paid over to the Fund pursuant to subsection 4(f) on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such contributions permitted for "highly compensated employees" under subsection
4(i)(i).

                        (iv) Aggregation of Contributions. The "actual deferral percentage" for any Member who is a "highly compensated employee" for the Plan Year and who is eligible to make elective contributions excludable from income under section 401(k) of the Code to any plan maintained by a Participating Company or a Related Entity shall be determined as if all such contributions were made under this Plan.

                        (v) Aggregation of Plans. In the event that this Plan satisfies the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(i)(i) shall be applied by determining the "actual deferral percentages" of Members as if all such plans were a single plan.

                        (vi) Aggregation with 401(m) Contributions. In the event that contributions made pursuant to subsections 4(j) and 4(m) satisfy the relevant conditions described in proposed regulation section 1.401(k)-1(b)(3), such contributions may, at the Company's discretion, be tested hereunder as if they had been contributed under subsection 4(f). If such contributions are so aggregated, any refund made pursuant to this subsection shall be drawn first from the Member's Voluntary Contribution Account, then from his Company Contribution Account and then from his Salary Reduction Account.

                                   APPENDIX A

            4. (n) (i) Rule. In no event shall the "average actual contribution percentage" (as defined below) for Members who are "highly compensated employees" for any Plan Year bear a relationship to the "average actual contribution percentage" for Members who are not "highly compensated employees" which does not satisfy either subsection 4(n)(i)(A) or (B) below.

                              (A) The requirement shall be satisfied for a Plan
Year if the "average actual contribution percentage" for the group of Members who are "highly compensated employees" is not more than the "average actual contribution percentage" of all other Members multiplied by 1.25.

                              (B) The requirement shall be satisfied for a Plan
Year if (1) the excess of the "average actual contribution percentage" for the Members who are "highly compensated employees" for the Plan Year over the "average actual contribution percentage" of all other Members is not more than two percentage points (or such lower amount as may be required by applicable regulations under the Code) and (2) the "average actual contribution percentage" for Members who are "highly compensated employees" is not more than the "average actual contribution percentage" of all other Members multiplied by two

(or such lower multiple as may be required by applicable regulations under the Code).

                        (ii) Refund. If the relationship of the "average actual contribution percentages" does not satisfy subsection 4(n)(i) for any Plan Year, then the Committee shall direct the Trustee to distribute the "excess contribution" (as defined below) for such Plan Year (plus any income and minus any loss allocable thereto for the Plan Year in which the contributions were made and, to the extent required by applicable regulations, for the period between the end of the Plan Year to the date of distribution) within two and one-half months after the close of the Plan Year to the "highly compensated employees" on the basis of the respective portions of the "excess contribution" attributable to each, as determined under this subsection. The portion of the "excess contribution" attributable to a "highly compensated employee" is determined by reducing such contributions paid over to the Fund on behalf of the "highly compensated employees" in order of contribution percentages, until the "excess contribution" is eliminated. In the case of a "highly compensated employee" whose "actual contribution percentage" is determined under the Applicable Family Aggregation Rules, the determination of the amount of excess contributions shall be made as follows:

                              (A) If the "highly compensated employee's" "actual
contribution percentage" is determined by combining the contributions and "compensation" of only those family members who are highly compensated without regard to family aggregation, then the "actual contribution percentage" is reduced in accordance with the "leveling" method described in regulation section 1.401(m)-1(e)(2) and the excess contributions for the family unit are allocated among the "family members" in proportion to the contributions for each family member that have been combined.

                              (B) If the "highly compensated employee's" "actual
contribution percentage" is determined by combining the contributions and "compensation" of all family members, then the "actual contribution percentage" is reduced in accordance with the "leveling" method but not below the "actual contribution percentage" of eligible nonhighly compensated family members. Excess contributions are determined by taking into account the contributions for the eligible family members who are highly compensated without regard to family aggregation and are allocated among such family members in proportion to their contributions. If further reduction of the "actual contribution percentage" is required, excess contributions resulting from this reduction are determined by taking into account the contributions for all eligible "family members" and are allocated among such "family members" in proportion to their share of the contributions. Any refund made to a Member in accordance with this subsection shall be drawn first from his Voluntary

Contribution Account and then from his Company Contribution Account. Notwithstanding the foregoing, if a Member does not have a 100% nonforfeitable right to his Company Contribution Account under subsection 8(d)(ii), the forfeitable portion of any amount withdrawn from his Company Contribution Account shall be forfeited and only the vested portion shall be distributed to the Member.

                        (iii) Allocation of Forfeitures. Any amounts forfeited by "highly compensated employees" under this subsection shall be applied to increase Company matching contributions made pursuant to subsection 4(j). Notwithstanding the foregoing, no forfeiture arising under this subsection shall be allocated to the account of any other "highly compensated employee" who suffers or would thereby suffer a forfeiture under this subsection.

                        (iv) Additional Definitions. For purposes of this subsection 4(n), the term "Member" shall mean each Employee eligible to make contributions under subsection 4(f) at any time during a Plan Year. The "average actual contribution percentage" for a specific group of Members for a Plan Year shall be the average of the "actual contribution percentage" for each Member in the group for such Plan Year. The "actual contribution percentage" for a particular Member for a Plan Year shall be the ratio of the sum of (A) the amount of contributions made under subsection 4(j) or subsection 4(m) no later than 12 months after the close of the Plan Year for such Member and which are allocated to the Member on or before the last day of the Plan Year without regard to participation or performance of services thereafter plus (B) elective contributions of a nonhighly compensated employee which are permitted to be treated as matching contributions under section 1.401(m)-1(b)(2) of the regulations under section 401(m) of the Code to the Member's "compensation" for such Plan Year. The "excess contribution" for any Plan Year is the excess of the amount of contributions paid over to the Fund pursuant to subsections 4(j) and 4(m) on behalf of "highly compensated employees" for such Plan Year over the maximum amount of such contributions permitted for "highly compensated employees" under subsection 4(n)(i).

                        (v) Aggregation of Contributions. The "actual contribution percentage" for any Member who is a "highly compensated employee" for the Plan Year and who is eligible to make after-tax contributions to any plan subject to section 415 of the Code maintained by a Participating Company or a Related Entity or to have Participating Company matching contributions within the meaning of section 401(m)(4)(A) of the Code allocated to his account under two or more plans described in section 401(a) of the Code that are maintained by a Participating Company or a Related Entity shall be determined as if all such contributions were made under this Plan and each other Plan.

                        (vi) Aggregation of Plans. In the event that this Plan satisfies the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of section 401(a)(4) or 410(b) of the Code only if aggregated with this Plan, then subsection 4(n)(i) shall be applied by determining the "actual contribution percentages" of Members as if all such plans were a single plan.

                        (vii) Aggregation with Salary Reduction Contributions. In the event that contributions made pursuant to subsections 4(j) and 4(m) satisfy the relevant conditions described in proposed regulation section 1.401(k)-1(b)(3), such contributions may, at the Company's discretion, be tested under subsection 4(i) as if they had been contributed under subsection 4(f).